Exhibit 10.1	EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AND REVOLVING CREDIT COMMITMENT INCREASE SUPPLEMENT

THIS AMENDMENT NO. 1 AND REVOLVING CREDIT COMMITMENT INCREASE SUPPLEMENT (this “Agreement”), dated as of January 5, 2023, is entered into among DOUGLAS DYNAMICS, INC., a Delaware corporation (“Holdings”), DOUGLAS DYNAMICS, L.L.C., a Delaware limited liability company (the “Company”), each of the other Borrowers and Subsidiary Guarantors party hereto (each as such term is defined in the Credit Agreement referenced below), the Amendment No. 1 Revolving Credit Lenders (as defined below) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, Holdings, the Company, the other Borrowers and the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Credit Agreement, dated as of June 9, 2021 (as amended, modified, extended, restated, replaced or supplemented from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.10(c) of the Credit Agreement, the Borrowers have requested that each Revolving Credit Lender party hereto (each, an “Amendment No. 1 Revolving Credit Lender”) provide a Revolving Credit Commitment Increase in an aggregate amount of $50,000,000, which shall constitute part of the Revolving Credit Commitments, and each Amendment No. 1 Revolving Credit Lender severally has agreed to provide a Revolving Credit Commitment Increase in the amount set forth directly opposite its name in Schedule 1 to this Agreement, in each case on the terms and subject to the conditions set forth herein;

WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;

WHEREAS, the Administrative Agent, the Company, the other Borrowers and the Lenders party hereto comprising the requisite Lenders have determined in accordance with the Credit Agreement that LIBOR should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any Loan Document and the parties to this Agreement hereby agree that such changes shall become effective on the Amendment No. 1 Effective Date (as defined below); and

WHEREAS, in connection with the foregoing and in accordance with the terms of the Credit Agreement, upon the terms and subject to the conditions set forth in this Agreement, the Administrative Agent, the requisite Lenders, the Company, the other Borrowers and the other Loan Parties have agreed to the amendments set forth in Exhibit A to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.           Agreement. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto. Notwithstanding anything to the contrary in this Agreement, any Loans outstanding on the Amendment No. 1 Effective Date that are not ABR Loans shall continue to bear interest at the rate applicable to such Loans and in effect immediately prior to the Amendment No. 1 Effective Date until the end of the Interest Period applicable to such Loans, at which time such Loans shall be converted to either Term Benchmark Loans that bear interest at a rate determined by reference to the Adjusted Term SOFR Rate or ABR Loans in accordance with Section 2.09 of the Credit Agreement, as amended by this Agreement (and assuming for such purpose that such Loans are a “Type” that may be converted to Term Benchmark Loans that bear interest at a rate determined by reference to the Adjusted Term SOFR Rate in accordance with Section 2.09 of the Credit Agreement, as amended by this Agreement).

3.           Payment of Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent, as set forth in Section 10.03 of the Credit Agreement.

4.           Conditions Precedent. The effectiveness of this Agreement and the obligations of the Amendment No. 1 Revolving Credit Lenders to make Loans or any other extensions of credit in respect of the Revolving Credit Commitment Increase are subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment No. 1 Effective Date”):

(a)           The Administrative Agent shall have received from each of Holdings, the Borrowers, each Subsidiary Guarantor and each Amendment No. 1 Revolving Credit Lender (which constitute all the Lenders immediately prior to the Amendment No. 1 Effective Date) either (x) a counterpart of this Agreement signed on behalf of such Person or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page to this Agreement) that such Person has signed a counterpart of this Agreement.

(b)           The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 1 Effective Date) of Foley & Lardner LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, covering such other matters relating to the Loan Parties, this Agreement or the transactions contemplated by this Agreement as the Administrative Agent shall reasonably request (and the Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Agreement, the transactions contemplated by this Agreement and any other legal matters relating to the Loan Parties, this Agreement or the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a senior executive officer of the Company, to the effect that (i) the representations and warranties set forth in Article IV and in each of the other Loan Documents, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Amendment No. 1 Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) at the time of and immediately after giving effect to the extensions of credit hereunder on the Amendment No. 1 Effective Date, no Default or Event of Default shall have occurred and be continuing and (iii) the conditions with respect to the Revolving Credit Commitment Increase contemplated by this Agreement under Section 2.10(c) of the Credit Agreement have been satisfied.

(e)           The Administrative Agent shall have received a Solvency Certificate executed by the chief financial officer of Holdings in the form of Exhibit E to the Credit Agreement and which shall also refer to this Agreement and the transactions contemplated hereby.

(f)           The Company shall have delivered to the Administrative Agent a certificate certifying that all governmental and third party approvals necessary in connection with the transactions contemplated by this Agreement, the continuing operations of Holdings and its Subsidiaries and the transactions contemplated by this Agreement shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by this Agreement or the financing contemplated by this Agreement.

(g)           (i) The Administrative Agent shall have received, at least five days prior to the Amendment No. 1 Effective Date, all documentation and other information with respect to Holdings, the Borrowers and the Subsidiary Guarantors that shall have been reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Amendment No. 1 Effective Date that the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment No. 1 Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Amendment No. 1 Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(h)           The representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein), in each case on and as of the Amendment No. 1 Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(i)            All reasonable and documented out-of-pocket cost and expenses of the Administrative Agent, including the reasonable fees and disbursements of counsel, as to which invoices have been provided to the Company, shall have been paid or reimbursed.

(j)            All fees payable pursuant to the Fee Letter, dated as of November 30, 2022, by and among the Company and JPMorgan Chase Bank, N.A. shall have been paid by the Company.

(k)           At the time of and immediately after effectiveness of this Agreement, no Default or Event of Default shall have occurred and be continuing.

(l)           Each Lender that has requested, on or prior to the date that is three Business Days prior to the Amendment No. 1 Effective Date, a Revolving Credit Note in accordance with Section 2.11(e) of the Credit Agreement shall have received an executed copy thereof.

5.           Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

(a)           the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of each Loan Party;

(b)           this Agreement has been duly executed and delivered by each Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(c)           the execution, delivery and performance by each Loan Party of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries; (b) violate any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (d) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment No. 1 Effective Date and disclosed in writing to the Lenders; and

(d)           at the time of and immediately after effectiveness of this Agreement, no Default or Event of Default shall have occurred and be continuing.

6.           Reaffirmation; Reference to and Effect on the Loan Documents.

(a)           From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document and a Revolving Credit Commitment Increase Supplement.

(b)           The Loan Documents, and the obligations of each Loan Party under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(c)           Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Loan Party hereby reaffirms its obligations under Article III of the Credit Agreement, and agrees that its obligation to guarantee the Guaranteed Obligations is in full force and effect as of the date hereof.

(d)           The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)           In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

7.           Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.09(b), 10.09(c), 10.09(d) AND 10.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

8.           Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrowers, the other Loan Parties, the Administrative Agent and the requisite Lenders in accordance with the Credit Agreement (including, without limitation, Section 10.02 thereof). The Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.           Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated by this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

10.           Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.01 of the Credit Agreement.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

DOUGLAS DYNAMICS, INC.

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

DOUGLAS DYNAMICS, L.L.C.

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

FISHER, LLC

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

TRYNEX INTERNATIONAL LLC

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

HENDERSON ENTERPRISES GROUP, INC.

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

HENDERSON PRODUCTS, INC.

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY, LLC

by
/s/ Jon J. Sisulak
Name: Jon J. Sisulak
Title: Treasurer

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

JPMORGAN CHASE BANK, N.A., individually, as a Lender, an Issuing Lender and as Administrative Agent

by
/s/ Zachary Blaner
Name: Zachary Blaner Title: Vice President

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

CIBC Bank USA, as a Lender and an Issuing Lender

by
/s/ Peter B. Campbell
Name: Peter B. Campbell Title: Managing Director

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

Bank of America, N.A., as a Lender

by
/s/ Steven K. Kessler
Name: Steven K. Kessler Title: Senior Vice President

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

Citizens Bank, N.A., as a Lender

by
/s/ Izabela Algave
Name: Izabela Algave Title: Vice President

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

Associated Bank, N.A., as a Lender and an Issuing Lender

by
/s/ Dan Holzhauer
Name: Dan Holzhauer Title: SVP

[Douglas Dynamics—Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement]

Schedule 1

Revolving Credit Commitment Increase

Lender	Revolving Credit Commitment Increase
JPMorgan Chase Bank, N.A.	$13,076,924.00
CIBC Bank USA	$13,076,924.00
Bank of America, N.A.	$10,000,000.00
Citizens Bank, N.A.	$9,230,768.00
Associated Bank, N.A.	$4,615,384.00
Total:	$50,000,000.00

Exhibit A

(Attached hereto)

~~Execution Version~~Exhibit A to

Amendment No. 1 to Credit Agreement

and Revolving Credit Commitment Increase Supplement

CREDIT AGREEMENT

dated as of

June 9, 2021

among

DOUGLAS DYNAMICS, L.L.C.,

The OTHER BORROWERS and SUBSIDIARY GUARANTORS Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and CIBC BANK USA,

as Joint Lead Arrangers and Joint Bookrunners,

CIBC BANK USA,

as Syndication Agent,

and

BANK OF AMERICA, N.A. and CITIZENS BANK, N.A.

as Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Terms Generally	~~37~~36
SECTION 1.03	Accounting Terms; GAAP	~~37~~36
SECTION 1.04	Divisions	~~38~~37
SECTION 1.05	Interest Rates; ~~LIBOR~~Benchmark Notification	~~38~~37
SECTION 1.06	Calculations	~~39~~37

ARTICLE II THE CREDITS		~~39~~38

SECTION 2.01	Term Commitments	~~39~~38
SECTION 2.02	Procedure for Term Loan Borrowing	~~39~~38
SECTION 2.03	Repayment of Term Loans	~~40~~38
SECTION 2.04	Revolving Credit Commitments	~~40~~39
SECTION 2.05	Loans and Borrowings	~~40~~39
SECTION 2.06	Requests for Revolving Credit Borrowings	~~41~~40
SECTION 2.07	Letters of Credit	~~42~~40
SECTION 2.08	Funding of Borrowings	~~46~~44
SECTION 2.09	Interest Elections	~~46~~45
SECTION 2.10	Termination and Reduction of the Commitments; Incremental Credit Extensions	~~48~~46
SECTION 2.11	Repayment of Revolving Credit Loans; Register; Evidence of Debt	~~51~~50
SECTION 2.12	Prepayment of Loans	~~52~~50
SECTION 2.13	Fees	~~52~~51
SECTION 2.14	Interest	~~53~~52
SECTION 2.15	Alternate Rate of Interest	~~54~~53
SECTION 2.16	Increased Costs	~~56~~55
SECTION 2.17	Break Funding Payments	~~57~~56
SECTION 2.18	Taxes	~~58~~56
SECTION 2.19	Payments Generally; Pro Rata Treatment; Sharing of Set offs	~~61~~60
SECTION 2.20	Mitigation Obligations; Replacement of Lenders	~~63~~62
SECTION 2.21	Defaulting Lenders	~~64~~62
SECTION 2.22	Swingline Loans	~~65~~64

ARTICLE III GUARANTEE		~~67~~66

SECTION 3.01	The Guarantee	~~67~~66
SECTION 3.02	Obligations Unconditional	~~67~~66
SECTION 3.03	Reinstatement	~~69~~67
SECTION 3.04	Subrogation	~~69~~67
SECTION 3.05	Remedies	~~69~~67
SECTION 3.06	[Reserved	~~69~~68
SECTION 3.07	Continuing Guarantee	~~69~~68
SECTION 3.08	Rights of Contribution	~~69~~68
SECTION 3.09	General Limitation on Guarantee Obligations	~~70~~68
SECTION 3.10	Information	~~70~~69

i

SECTION 3.11	Keepwell	~~70~~69
SECTION 3.12	Release of Guarantors	~~70~~69

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~71~~69

SECTION 4.01	Organization; Requisite Power and Authority; Qualifications	~~71~~70
SECTION 4.02	Capital Stock and Ownership	~~71~~70
SECTION 4.03	Due Authorization	~~72~~70
SECTION 4.04	No Conflicts	~~72~~70
SECTION 4.05	Governmental Consents	~~72~~70
SECTION 4.06	Binding Obligation	~~72~~71
SECTION 4.07	Financial Condition	~~72~~71
SECTION 4.08	Projections	~~73~~71
SECTION 4.09	No Material Adverse Change	~~73~~71
SECTION 4.10	[Reserved]	~~73~~71
SECTION 4.11	Litigation; Adverse Facts	~~73~~71
SECTION 4.12	Payment of Taxes	~~73~~72
SECTION 4.13	Properties	~~73~~72
SECTION 4.14	Environmental Matters	~~74~~73
SECTION 4.15	No Defaults	~~75~~73
SECTION 4.16	Governmental Regulation	~~75~~73
SECTION 4.17	Margin Regulations	~~75~~73
SECTION 4.18	Employee Matters.	~~75~~74
SECTION 4.19	Employee Benefit Plans	~~75~~74
SECTION 4.20	[Reserved]	~~76~~75
SECTION 4.21	Solvency	~~76~~75
SECTION 4.22	Collateral	~~76~~75
SECTION 4.23	Disclosure	~~77~~75
SECTION 4.24	Deposit Accounts	~~77~~76
SECTION 4.25	Use of Proceeds	~~77~~76
SECTION 4.26	Anti-Corruption Laws and Sanctions	~~77~~76
SECTION 4.27	Affected Financial Institutions	~~78~~76

ARTICLE V CONDITIONS		~~78~~76

SECTION 5.01	Conditions to Closing Date	~~78~~76
SECTION 5.02	Each Credit Event	~~80~~78

ARTICLE VI AFFIRMATIVE COVENANTS		~~80~~78

SECTION 6.01	Financial Statements and Other Reports	~~80~~79
SECTION 6.02	Existence	~~83~~82
SECTION 6.03	Payment of Taxes and Claims	~~84~~82
SECTION 6.04	Maintenance of Properties	~~84~~82
SECTION 6.05	Insurance	~~84~~82
SECTION 6.06	Inspections	~~84~~83
SECTION 6.07	Books and Records	~~85~~83
SECTION 6.08	Compliance with Laws	~~85~~83
SECTION 6.09	Environmental Disclosure	~~85~~83
SECTION 6.10	Subsidiaries	~~86~~84
SECTION 6.11	Accuracy of Information	~~86~~85

SECTION 6.12	Post-Closing	~~86~~85
SECTION 6.13	Further Assurances	~~86~~85
SECTION 6.14	ERISA	~~87~~85

ARTICLE VII NEGATIVE COVENANTS		~~87~~85

SECTION 7.01	Indebtedness	~~87~~85
SECTION 7.02	Liens	~~89~~87
SECTION 7.03	Sales and Leasebacks	~~91~~89
SECTION 7.04	No Further Negative Pledges	~~91~~90
SECTION 7.05	Restricted Payments	~~91~~90
SECTION 7.06	Restrictions on Subsidiary Distributions	~~93~~91
SECTION 7.07	Investments	~~93~~92
SECTION 7.08	Hedging Agreements	~~94~~93
SECTION 7.09	Fundamental Changes; Asset Dispositions; Acquisitions	~~94~~93
SECTION 7.10	Disposal of Subsidiary Interests	~~95~~94
SECTION 7.11	Fiscal Year	~~95~~94
SECTION 7.12	Transactions with Shareholders and Affiliates	~~95~~94
SECTION 7.13	Conduct of Business	~~96~~94
SECTION 7.14	Permitted Activities of Holdings	~~96~~94
SECTION 7.15	Amendments or Waivers of Certain Agreements	~~96~~95
SECTION 7.16	Limitation on Payments Relating to Other Debt	~~97~~95
SECTION 7.17	Use of Proceeds and Letters of Credit	~~97~~95
SECTION 7.18	Financial Covenants	~~97~~95

ARTICLE VIII EVENTS OF DEFAULT		~~97~~96

ARTICLE IX THE ADMINISTRATIVE AGENT		~~100~~98

SECTION 9.01	Authorization and Action	~~100~~98
SECTION 9.02	Administrative Agent’s Reliance, Limitation of Liability, Etc	~~102~~100
SECTION 9.03	Posting of Communications	~~103~~102
SECTION 9.04	The Administrative Agent Individually	~~104~~103
SECTION 9.05	Successor Administrative Agent	~~105~~103
SECTION 9.06	Acknowledgements of Lenders and Issuing Lenders	~~106~~104
SECTION 9.07	Collateral Matters	~~107~~106
SECTION 9.08	Credit Bidding	~~109~~107
SECTION 9.09	Certain ERISA Matters	~~110~~108

ARTICLE X MISCELLANEOUS		~~111~~110

SECTION 10.01	Notices	~~111~~110
SECTION 10.02	Waivers; Amendments	~~112~~110
SECTION 10.03	Expenses; Indemnity; Limitation of Liability	~~113~~111
SECTION 10.04	Successors and Assigns; Participations	~~115~~113
SECTION 10.05	Survival	~~118~~117
SECTION 10.06	Counterparts; Integration; Effectiveness	~~118~~117
SECTION 10.07	Severability	~~120~~118
SECTION 10.08	Right of Setoff	~~120~~118
SECTION 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~120~~119
SECTION 10.10	WAIVER OF JURY TRIAL	~~121~~119

SECTION 10.11	Headings	~~121~~120
SECTION 10.12	Confidentiality	~~121~~120
SECTION 10.13	USA PATRIOT Act	~~123~~121
SECTION 10.14	No Advisory or Fiduciary Responsibility	~~123~~122
SECTION 10.15	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~124~~122
SECTION 10.16	Acknowledgement Regarding any Supported QFCs	~~124~~123

SCHEDULE 1.01(a)	– Commitments
SCHEDULE 1.01(e)	– Existing Letters of Credit
SCHEDULE 2.01B	– Swingline Commitment
SCHEDULE 4.01	– Organization and Capital Structure
SCHEDULE 4.02	– Capital Stock and Ownership
SCHEDULE 4.09	– Material Adverse Changes
SCHEDULE 4.13	– Real Estate Assets
SCHEDULE 4.14	– Environmental Matters
SCHEDULE 4.18	– Employee Matters
SCHEDULE 4.19	– Employee Benefit Plans
SCHEDULE 4.22	– Certain Existing Liens
SCHEDULE 4.24	– Deposit Accounts
SCHEDULE 7.01	– Certain Indebtedness
SCHEDULE 7.02	– Permitted Liens
SCHEDULE 7.07	– Certain Investments
SCHEDULE 7.12	– Certain Affiliate Transactions
SCHEDULE 10.01	– Addresses for Notices

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B-1	Form of Term Loan Note
EXHIBIT B-2	Form of Revolving Credit Note
EXHIBIT C	Form of Subsidiary Joinder Agreement
EXHIBIT D	Form of U.S. Tax Compliance Certificate
EXHIBIT E	Form of Solvency Certificate
EXHIBIT F	Form of Compliance Certificate

CREDIT AGREEMENT, dated as of June 9, 2021 (this “Agreement”), among DOUGLAS DYNAMICS, L.L.C., the other Borrowers and SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Borrowers have requested that the Lenders extend credit in the form of (a) the Term Loans in an original aggregate principal amount equal to $225,000,000 and (b) Revolving Credit Loans and Letters of Credit, at any time and from time to time prior to the Revolving Credit Commitment ~~Maturity~~Termination Date, in an aggregate principal amount and/or undrawn face amount at any time outstanding of up to $100,000,000, in each case, subject to increase as provided herein; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01        Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition by the Company or any other Loan Party, in one transaction or a series of transactions, of (a) Capital Stock of any other Person if, after giving effect thereto, (i) more than 50% of the Capital Stock of such other Person is owned by the Company or any other Subsidiary and (ii) such other Person is consolidated with the Company in accordance with GAAP and (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

“Additional Issuing Lender” means any Revolving Credit Lender that has agreed to act as an “Issuing Lender” hereunder, or any of their affiliates.

“Additional Revolving Credit Co-Borrower” shall mean any wholly-owned Domestic Subsidiary of a Revolving Credit Borrower which may hereafter be approved by the Administrative Agent which has executed and delivered to the Administrative Agent such joinder agreements to this Agreement and Security Documents as the Administrative Agent have reasonably requested and so long as the Administrative Agent have received and approved all UCC search results necessary to confirm the Administrative Agent’s first priority Lien, on all of such Additional Revolving Credit Co-Borrower’s personal and mixed property (including Capital Stock).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Term Benchmark Borrowing~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16th of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of~~:~~  (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of ~~1.00~~1% and (c) the Adjusted ~~LIBO Rate for a one-month interest period on~~Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%~~,~~; provided that~~,~~  for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m., London time, on such day~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.15 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.15(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement, dated as of January 5, 2023, among Holdings, the Company, the other Borrowers and Subsidiary Guarantors party thereto, the Revolving Credit Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

“Ancillary Document” has the meaning set forth in Section 10.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Company or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Covenant Level” has the meaning set forth in Section 7.18(a).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes hereunder; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Term Benchmark Loan, or with respect to the commitment fees or acceptance fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the most recent determination date; provided, that prior to the delivery of the Holdings’ consolidated financial statements delivered pursuant to Section 6.01(a) or (b) of this Agreement (and the related compliance certificate delivered pursuant to Section 6.01(c) of this Agreement) for the first full fiscal quarter ending following the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Leverage Ratio:	ABR Spread	Term Benchmark Spread	Commitment Fee Rate
Category 1 Greater than or equal to 3.00 to 1.00	1.000%	2.000%	0.300%
Category 2 Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.750%	1.750%	0.250%
Category 3 Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.625%	1.625%	0.200%
Category 4 Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.500%	1.500%	0.175%
Category 5 Less than 1.50 to 1.00	0.375%	1.375%	0.150%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Holdings based upon the Holdings’ consolidated financial statements delivered pursuant to Section 6.01(a) or (b) of this Agreement (and the related compliance certificate delivered pursuant to Section 6.01(c) of this Agreement) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements and compliance certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 if Holdings fails to deliver the consolidated financial statements (and related compliance certificate) required to be delivered by it pursuant to Section 6.01(a), (b) and/or (c), during the period from the expiration of the time for delivery thereof specified in such Sections until such financial statements and compliance certificate are delivered. In the event that any financial statement or certification delivered pursuant to Section 6.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, Holdings shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Rate for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Loan Documents.

“Applicable Withholding Agent” has the meaning set forth in Section 2.18(a).

“Applicable Parties” has the meaning set forth in Section 9.03(c).

“Approved Electronic Platform” has the meaning set forth in Section 9.03(a).

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrowers or any Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of Holdings’, the Company’s, or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of Holdings’ Subsidiaries, other than (i) inventory sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) equipment that is surplus, obsolete, worn-out, or no longer used or useful in the business of Holdings, the Company or any of its Subsidiaries and is sold or disposed of in the ordinary course of business, (iii) leasehold interests that are no longer used or useful in the business of Holdings, the Company or any of its Subsidiaries, (iv) dispositions, by means of trade-in, of equipment used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment in an effort to upgrade the Facilities of the Company and its Subsidiaries, (v) ~~Cash~~cash and Cash Equivalents used in a manner not prohibited by the Loan Documents, and (vi) sales of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $3,000,000 in the aggregate during any calendar year (provided, that for purposes of calculating the amounts set forth in this clause (vi), any transactions or series of related transactions involving aggregate consideration of $50,000 or less may be excluded).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Revolving Credit Lender” has the meaning set forth in Section 2.10(c)(i).

“Available Incremental Amount” means an aggregate principal amount equal to $175,000,000.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.15.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any Affiliate of any Lender: (a) commercial credit cards, other commercial cards, purchase cards and merchant card services, (b) stored value cards, (c) treasury management services or other payment services (including, without limitation, electronic payment service, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially, ~~LIBO~~ with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~and the related Benchmark Replacement Date have occurred with respect to ~~LIBO~~the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.15.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement~~” ~~shall mean the alternative set forth in (3) below~~:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1)        the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~;

(~~3~~2)        the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement~~” ~~shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,~~” ~~the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~;~~ at such time.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~ .

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.15(c); or~~

~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” means materials and/or information provided by or on behalf of the Company hereunder.

“Borrower Obligations” means all of the Obligations of the Borrowers.

“Borrowers” means (i) the Company, in its capacity as borrower with respect to the Term Loan facility and (ii) the Revolving Credit Borrowers, collectively, in their capacity as borrowers with respect to the Revolving Credit facility.

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date, (b) all Term Benchmark Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.06.

“Business Day” means, any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that ~~when used in connection with a Term Benchmark Loan, the term “Business Day~~” ~~shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.~~, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries, but excluding expenditures constituting the purchase price for Permitted Acquisitions.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalent” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Obligations” means any and all obligations of the Holdings or any Subsidiary arising out of (a) the execution or processing of electronic transfers of funds by automated clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Holdings and/or any of its Subsidiaries now or hereafter maintained with any financial institution or affiliate thereof, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft and cash management services afforded to Holdings or any Subsidiary by any such financial institution or affiliate thereof and (d) Banking Services.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change ~~in~~of Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Holdings; or (b) Holdings shall cease to beneficially own and control 100%, on a fully diluted basis, of the economic and voting interests in the Capital Stock of the Company.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, or any rules, regulations, interpretations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIBC” means CIBC Bank USA.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Credit Loans, Incremental Term Loans, Loans made pursuant to a Revolving Credit Commitment Increase or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment, a Revolving Credit Commitment or any commitment to provide Incremental Term Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means Bank of America, N.A. and Citizens Bank, N.A.

“Closing Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement.

“Commitment” means, as to any Lender, (a) the Term Commitment and the Revolving Credit Commitment of such Lender, and (b) the commitment of such Lender to provide Incremental Term Loans, pursuant to any Incremental Term Loan Supplement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Douglas Dynamics, L.L.C., a Delaware limited liability company.

~~“Competitor” means any Person (which, for purposes of this definition, shall be deemed to exclude any natural person and any Governmental Authority) which is engaged in similar business operations as the Company and its subsidiaries.~~

~~“Competitor Holding Company” means a direct or indirect holding company of a Competitor.~~

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit F.

“Consolidated EBITDA” means, for any period, an amount determined for the Company and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income, plus (b) the sum, without duplication, of each of the following to the extent deducted (or, in the case of any cost synergies pursuant to clause (ix), not included) in the calculation of Consolidated Net Income for such period (i) Consolidated Interest Expense and ~~non-Cash~~non-cash interest expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense (including amortization of goodwill, other intangibles, and financing fees and expenses), (v) non-cash impairment charges, (vi) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Company and its Subsidiaries pursuant to a written incentive plan or agreement, (vii) other ~~non Cash~~non-cash items that are unusual or otherwise non-recurring items, (viii) any extraordinary losses and non-recurring charges during any period (including severance, relocation costs, one-time compensation charges and losses or charges associated with ~~Interest Rate~~Hedging Agreements), (ix) restructuring charges or reserves (including costs related to closure of Facilities) and cost synergies projected by the Company in good faith to be realized during such period (calculated on a pro forma basis as though such cost synergies had been realized during the entirety of the applicable period) as a result of actions taken or to be taken in connection with any Permitted Acquisition by the Company or any Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) (x) such cost synergies are reasonably expected and factually supportable as determined in good faith by the Company and (y) such actions are to be taken and the results with respect thereto are to be achieved within 12 months after the consummation of the Permitted Acquisition which is expected to result in such cost synergies, (B) no cost synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of restructuring charges and reserves and cost synergies added pursuant to this clause (ix) for such period shall not exceed 10% of Consolidated EBITDA for such period (calculated without giving effect to any adjustments made pursuant to this clause (ix)), (x) any transaction costs incurred in connection with the issuance, resale or secondary offering of Securities or any refinancing transaction, in each case whether or not such transaction is consummated, (xi) any fees and expensed related to any Permitted Acquisitions and (xii) incremental costs incurred related to the COVID-19 pandemic, including increased expenses directly related to the COVID-19 pandemic but not including production related overhead inefficiencies or lost or deferred sales, minus (c) the sum, without duplication, of (i) ~~non Cash~~non-cash items increasing Consolidated Net Income for such period that are unusual or otherwise non-recurring items, (ii) cash payments made during such period reducing reserves or liabilities for accruals made in prior periods but only to the extent such reserves or accruals were added back to “Consolidated EBITDA” in a prior period pursuant to clause (b)(vii) above, and (iii) Restricted Payments made during such period to Holdings pursuant to Section 7.05(c)(i) (other than any such Restricted Payments made to Holdings pursuant to Section 7.05(c)(i) for the purpose of paying fees, expenses and other transaction costs paid in cash during such period in connection with the Transactions).

“Consolidated Interest Coverage Ratio” on any date of determination (the “Transaction Date”) means the ratio on a pro forma basis, of (a) Consolidated EBITDA for the Reference Period ended on, or most recently ended prior to, such date to (b) Consolidated Interest Expense for such Reference Period; provided, that for purposes of such calculation: (1) Permitted Acquisitions which occurred during such Reference Period or subsequent to such Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (2) transactions giving rise to the need to calculate the Consolidated Interest Coverage Ratio and the application of the proceeds therefrom (except as otherwise provided in this definition) shall be assumed to have occurred on the first day of such Reference Period, (3) the incurrence of any Indebtedness (including the issuance of any Disqualified ~~Capital~~ Stock) during such Reference Period or subsequent to such Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than ordinary working capital borrowings) shall be assumed to have occurred on the first day of such Reference Period, (4) the permanent repayment of any Indebtedness (including the redemption of any Disqualified ~~Capital~~ Stock) during such Reference Period or subsequent to such Reference Period and on or prior to the Transaction Date (other than ordinary working capital borrowings) shall be assumed to have occurred on the first day of such Reference Period, (5) the Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified ~~Capital~~ Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of such Reference Period to the Transaction Date had been the applicable rate for the entire period, unless the Company or any of its Subsidiaries is a party to a Hedging Agreement (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (6) amounts attributable to operations or businesses permanently discontinued or disposed of prior to the Transaction Date, shall be excluded.

“Consolidated Interest Expense” means, for any period, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) payable in cash of the Company and its Subsidiaries (but excluding fees and any original issue discount in connection with this Agreement) on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Agreements, minus (ii) the aggregate amount of interest income of the Company and its Subsidiaries during such period paid in cash.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (c) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Secured Debt” means, as at any date of determination, the Consolidated Total Debt of the Company and its Subsidiaries that is secured by Liens on any of the assets of the Company or any of its Subsidiaries.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis, without duplication, in accordance with GAAP; provided, that the amount of revolving Indebtedness to be included at the date of determination shall be equal to the average of the balances of such revolving Indebtedness as of the end of each of the prior four calendar quarters (except that with respect to the first four calendar quarters after the Closing Date, the amount of revolving Indebtedness to be included shall be based on the average of the quarter end balances from the Closing Date through the date of determination); provided, further that notwithstanding any other provision of this Agreement for all purposes hereof and all calculations required to be made hereunder the amount of Indebtedness included in Consolidated Total Debt shall be deemed to be 100% of the outstanding principal amount thereof and shall be determined without regard to FASB ASC 825.

“Contractual Obligation” means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, or other contract, undertaking, agreement or other instrument to which that Person is a party or to which such Person or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section ~~10.18~~10.16(b).

“Daily Simple SOFR” means, for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loans, within three Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute (based on a reasonable determination under the circumstances) between any Borrower and such Lender, (b) notified any Borrower, the Administrative Agent, any Issuing Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement indicates that such position is based on a good faith dispute (based on a reasonable determination under the circumstances) between any Borrower and such Lender), (c) failed, within three Business Days after reasonable request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute (based on a reasonable determination under the circumstances) between any Borrower and such Lender) and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) any Borrower, the Administrative Agent and each Issuing Lender shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by a Governmental Authority.

“Deposit Account” means each checking or other demand deposit account maintained by any of the Secured Parties other than any Excluded Deposit Accounts. All funds in each Deposit Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Disposition” means, with respect to any property or right, any sale, lease, sale and leaseback, license, assignment, conveyance, transfer or other disposition thereof (excluding the sale by the Company or Holdings of their own Capital Stock).

“Disqualified Stock” means with respect to any Person, Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date (as determined as of the date of issuance of such Capital Stock); provided that if such Capital Stock is issued to any plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by any Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company organized or incorporated under the laws of any jurisdiction within the United States of America.

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:~~

~~(1)         a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)         the joint election by the Administrative Agent and the Company to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, written notice, written notice of violation, written claim, action, suit, proceeding, demand, abatement order or other written order or written directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, ~~Governmental Authorizations~~governmental authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, land use or the protection of the environment, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person on or after the Closing Date, (i) any entity, whether or not incorporated, that is under common control within the meaning of Section 4001(a)(14) with that Person; (ii) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (iii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iv) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (ii) above or any trade or business described in clause (iii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure of Holdings, any of its Subsidiaries, or any of their respective ERISA Affiliates to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code); (iii) the determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (v) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (vi) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan; (viii) the imposition, or the occurrence of any events or condition that could reasonably be expected to result in the imposition, of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan (which fines, penalties, taxes or related charges, for purposes of Section 4.18, shall be material); (x) the incurrence by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 or 4205 of ERISA) from any Multiemployer Plan; (xi) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xiii) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Accounts” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll and trust accounts and funded solely with amounts necessary to cover then outstanding payroll liabilities and amounts required to be retained in such trust accounts, as well as minimum balance requirements; (b) Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which a Control Agreement has not been obtained (other than those specified in clause (a) and (c)), do not at any time exceed $4,000,000; (c) Deposit Accounts, with amounts on deposit which in the aggregate that do not at any time exceed $1,000,000, held at a financial institution that is not, for United ~~Stated~~States federal income tax purposes (i) an individual who is a citizen or resident of the United States or (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof; (d) zero balance disbursement accounts; and (e) Deposit Accounts, with amounts on deposit which in the aggregate do not at any time exceed $500,000, the sole proceeds of which are funds received by a Secured Party from credit card sales; provided that, in each of the foregoing cases, if reasonably requested by the Administrative Agent, the Company shall provide ~~such~~the Administrative Agent with periodic updates of the account numbers and names of all financial institutions where such Deposit Accounts are maintained.

“Excluded Subsidiary” means (a) each Foreign Subsidiary, (b) each Foreign Subsidiary Holding Company, (c) each direct or indirect Subsidiary of any Foreign Subsidiary or any Foreign Subsidiary Holding Company, (d) each Subsidiary to the extent that such Subsidiary is prohibited by any applicable law from guaranteeing the Guaranteed Obligations, (e) each Subsidiary if, and for so long as, the guarantee of the Guaranteed Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation with any Person other than the Company or any Subsidiary existing on the Closing Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of such acquisition), except to the extent such consent, approval, license or authorization has actually been obtained and (f) each Subsidiary with respect to which, as reasonably determined by the Company and the Administrative Agent, the cost of providing a guarantee of the Guaranteed Obligations is excessive in view of the benefits to be obtained by the Guaranteed Parties in each case of this definition; provided that (i) any such Subsidiary shall cease to be an Excluded Subsidiary at such time as (i) the foregoing clauses (a) through (f) cease to apply or (ii) the Company causes such Subsidiary to become a Subsidiary Guarantor and (ii) in no event shall a ~~Subsidiary~~ Borrower be an Excluded Subsidiary.

“Excluded Hedging Obligation” means with respect to any Subsidiary Guarantor, any Hedging Obligation, if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party). If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income and franchise or similar Taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or as a result of any other present or former connection with such jurisdiction (other than any such connections arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any branch profits Taxes or any similar Tax imposed by a jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b)), any United States federal withholding Tax (i) that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 2.18(a), or (ii) that is attributable to the Foreign Lender’s failure to comply with Section 2.18(e), and (d) any Taxes imposed under FATCA.

“Existing ABL Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Company, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, JPMCB, as administrative agent and collateral agent, and the other parties from time to time party thereto.

“Existing Credit Agreements” means the Existing ABL Credit Agreement and the Existing Term Credit Agreement.

“Existing Term Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, JPMCB, as administrative agent and collateral agent, and the other parties from time to time party thereto.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.01(e).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, or official agreement implementing an official government agreement with respect to the foregoing.

~~“FCA” has the meaning assigned to such term in Section 1.05.~~

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Covenant Increase Period” has the meaning set forth in Section 7.18(a).

“Financial Plan” has the meaning assigned to that term in Section 6.01(h).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO Rate.~~the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Floor Plan Collateral” means (a) vehicle chassis owned by a Loan Party subject to auto manufacturer converter or special pool vehicle account agreements or similar type agreements entered into by such Loan Party from time to time (the “Vehicle Inventory”), (b) all accounts, contract rights, chattel paper, instruments, documents, promissory notes and supporting obligations arising from the use, sale, lease or other disposition of the Vehicle Inventory, (c) all books, records, files, computer disks, software and commercial tort claims relating to the Vehicle Inventory, (d) all payment intangibles or other rights to receive payment, credit and other compensation from any manufacturer, distributor or supplier of the Vehicle Inventory or from any of their subsidiaries or affiliates, in each case in respect of the Vehicle Inventory, (e) all franchise rights and all manufacturer rebates and incentive payments relating to the Vehicle Inventory (excluding warranty claims) and (f) all cash proceeds of any of the foregoing, including insurance proceeds and refunds of insurance premiums in respect of the Vehicle Inventory.

“Floor Planning Facilities” means one or more credit facilities entered into by the Borrowers or a Subsidiary thereof utilized to finance the acquisition of new and used vehicle chassis and related accessories pursuant to which the Person furnishing such facility retains title or a Lien on such property so acquired until sold or disposed by the Borrowers or the applicable Subsidiary, together with the proceeds thereof.

“Foreign Lender” means any Lender or Issuing Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Company that has no material assets other than the Capital Stock (or Capital Stock and Indebtedness) of one or more CFCs or other Foreign Subsidiary Holding Companies.

“GAAP” means, subject to the limitation on the application thereof set forth in Section 1.03, generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit, bankers’ acceptance or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business and (ii) any liability of the Company or its Subsidiaries as a general partner of a partnership (other than a wholly-owned Subsidiary of the Company) in respect of the Indebtedness of such partnership.

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranteed Parties” means, collectively, the Lenders, the Issuing Lenders, the Administrative Agent, any other holder from time to time of any Guaranteed Obligations and, in each case, their respective successors and permitted assigns.

“Guaranty” means the Guarantee of the Guaranteed Obligations pursuant to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hazardous Materials Activity” means any past, current or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), and any other agreements or arrangements designed to manage interest rates or interest rate risk and other agreements or arrangements designed to protect against fluctuations in currency exchange rates, whether or not any such agreement, arrangement or transaction is governed by or subject to any master agreement (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

“Hedging Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any Hedging Agreement.

“Holdings” means Douglas Dynamics, Inc., a Delaware corporation.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”~~

“Increasing Revolving Credit Lender” has the meaning set forth in Section 2.10(c)(i).

“Incremental Facilities” means, collectively, all Revolving Credit Commitment Increases provided pursuant to Section 2.10(c) and all Incremental Term Loans provided pursuant to Section 2.10(d).

~~“Incremental Revolving Credit Commitment Tranche” has the meaning set forth in Section 2.10(c)(i).~~

“Incremental Term Loan” has the meaning set forth in Section 2.10(d)(i).

“Incremental Term Loan Effective Date” has the meaning set forth in Section 2.10(d)(i).

“Incremental Term Loan Lender” has the meaning set forth in Section 2.10(d)(i).

“Incremental Term Loan Maturity Date” means, with respect to any Incremental Term Loans to be made pursuant to any Incremental Term Loan Supplement, the maturity date specified in such Incremental Term Loan Supplement.

“Incremental Term Loan Supplement” has the meaning set forth in Section 2.10(d)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (such Indebtedness shall be limited to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of the property securing such Indebtedness), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvent” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property” means all intellectual property, including patents, trademarks, service marks, tradenames, domain names, trade secrets, copyrights, technology, know-how, inventions, methods and processes used in or necessary for the conduct of the business of the Company and its Subsidiaries.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.09.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each ~~Quarterly Date, (b~~March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the applicable Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of ~~the~~each Interest Period applicable ~~thereto~~to the Borrowing of which such Loan is a part and, in the case of ~~any~~a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date and (~~c~~d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the ~~Maturity~~Revolving Credit Commitment Termination Date.

“Interest Period” means~~,~~  with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months ~~or (if agreed to by all the Lenders for the applicable Class of Loans) twelve months thereafter or periods shorter than one month (if agreed to by the Administrative Agent), as the Company~~thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.15(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing~~, and the date of a Borrowing comprising Loans of any Class that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Borrowing~~.

~~“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for Dollars that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available for Dollars that is longer than the Impacted Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Impacted Interest Period. When determining the Interpolated Rate for a period which is shorter than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select. For the avoidance of doubt, if the Interpolated Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities (including Capital Stock) of any other Person, (b) any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person (other than Indebtedness constituting trade payables in the ordinary course of business), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be (i) (x) the amount actually invested plus (y) the cost of any addition thereto that otherwise constitutes an Investment, in each case as determined immediately prior to the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Lender” means each of JPMCB, CIBC and any Additional Issuing Lender, each in its capacity as the issuer of Letters of Credit hereunder, and in each case its successors in such capacity as provided in Section 2.07(j). Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” means the Joint Bookrunners identified on the cover page of this Agreement.

“Joint Lead Arrangers” means the Joint Lead Arrangers identified on the cover page of this Agreement.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Latest Maturity Date” means, at any date of determination, the latest maturity or termination date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, including for the avoidance of doubt the Latest Term Loan Maturity Date and the Latest Revolving Credit Termination Date.

“Latest Revolving Credit Termination Date” means, at any date of determination, the latest maturity or termination date applicable to any then-outstanding Revolving Credit Loan or Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time, including for the avoidance of doubt the Revolving Credit Commitment Termination Date.

“Latest Term Loan Maturity Date” means, at any date of determination, the latest maturity date applicable to any then-outstanding Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time, and including for the avoidance of doubt the Term Loan Maturity Date and the Incremental Term Loan Maturity Date.

“LC Commitment” means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit up to the amount set forth opposite the name of such Issuing Lender on Schedule 1.01(a). Any Additional Issuing Lender’s LC Commitment shall ratably reduce the LC Commitments of JPMCB and CIBC in proportion to their respective LC Commitment.

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Revolving Percentage of the total LC Exposures at such time.

“Lender-Related Person” has the meaning assigned to it in Section 10.03(d).

“Lenders” means the Persons listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an instrument entered into pursuant to Section 2.10(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Each Increasing Revolving Credit Lender, each Assuming Revolving Credit Lender, each Incremental Term Loan Lender shall, in each case, (i) be a Lender upon the effectiveness of the Revolving Credit Commitment Increase Supplement or Incremental Term Loan Supplement, as applicable, to which such Person is a party, or (ii) in the case of any such Person that was a Lender prior to the effectiveness of such agreement, shall continue to be a Lender upon the effectiveness of such agreement.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement (including, for the avoidance of doubt, the Existing Letters of Credit).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) executed and delivered by any Loan Party governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Sublimit Amount” means $10,000,000.

“Leverage Ratio” means the ratio as of the date of determination of (i) Consolidated Total Debt, less unrestricted ~~Cash~~cash and Cash Equivalents of the Company and its Subsidiaries as of such date in an amount equal to the lesser of (a) $50,000,000 and (b) the amount of unrestricted cash minus the lesser of (i) $5,000,000 and (ii) the amount of unrestricted cash to (ii) Consolidated EBITDA for the Reference Period ended on, or most recently ended prior to, such date .

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an~~ “~~Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the promissory notes (if any) executed and delivered pursuant to Section 2.11(e), the Security Documents, any Incremental Term Loan Supplement, any Revolving Credit Commitment Increase Supplement and any amendment, waiver, supplement or other modification to any of the foregoing and any other document or instrument designated by the Company and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Parties” means (a) the Borrowers, (b) the Subsidiary Guarantors and (c) Holdings.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

“Material Permitted Acquisition” means any Permitted Acquisition and other Acquisition permitted pursuant to Section 7.09 for cash consideration of at least $75,000,000.

“Maturity Date” means the Revolving Credit Commitment Termination Date or the Term Loan Maturity Date, as the context may require.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates (i) makes or is obligated to make contributions; (ii) during the preceding five plan years, has made or been obligated to make contributions; or (iii) has any actual or contingent liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Group Member or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, collectively, (a) all of the Indebtedness, liabilities and obligations of any Loan Party to the Administrative Agent, the Lenders and/or the Issuing Lenders arising under the Loan Documents (including all reimbursement obligations in respect of Letters of Credit), in each case whether fixed, contingent (including without limitation those Obligations incurred as a Subsidiary Guarantor pursuant to Article III), now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under clause (f) or (g) of Article VIII and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, (b) all obligations of any Loan Party owing to any Person that is a Lender or any Affiliate of any Lender at the time such Cash Management Obligations are entered into, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extension and modifications thereof and substitutions therefor), in connection with Cash Management Obligations and (c) all obligations of any Loan Party under or in respect of Specified Hedging Agreements (other than, with respect to any Loan Party, any Excluded Hedging Obligations of such Loan Party). The term “Obligations” shall include the Borrower Obligations.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~

“Other Debt” has the meaning assigned to that term in Section 7.16.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under this Agreement or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Term Benchmark borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 10.04(c)(i).

“Participant Register” has the meaning set forth in Section 10.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Pension Plan” means any Employee Benefit Plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) which is subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by Holdings or any of its Subsidiaries or any respective ERISA Affiliates; or (ii) with respect to which Holdings or any of its Subsidiaries or any respective ERISA Affiliates has any actual or contingent liability.

“Perfection Deliverables” means, with respect to any Loan Party, or any Person that becomes a Loan Party pursuant to Section 6.10 and to the extent required to be delivered under such Section:

(i)           evidence satisfactory to Administrative Agent of the compliance by such Loan Party of its obligations under the Security Agreement and the other Security Documents (including its obligations (A) to execute and deliver (x) UCC financing statements, (y) originals of securities, instruments and chattel paper and (z) any agreements governing deposit and/or securities accounts as provided therein, and (B) to file intellectual property security agreements with the United States Patent and Trademark Office and the United States Copyright Office);

(ii)           to the extent required to be delivered by the Administrative Agent, the results of searches, by Persons satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings), fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of such Loan Party, and of filings with the United States Patent and Trademark Office and the United States Copyright Office, together with copies of all such filings disclosed by such searches, and (B) UCC termination statements (or similar documents), releases to be filed with the United States Patent and Trademark Office and the United States Copyright Office, and other filings duly executed by all applicable Persons for filing in all applicable jurisdictions and offices as may be necessary to terminate any effective UCC financing statements (or equivalent filings) and other filings disclosed in such searches (other than any such financing statements in respect of Permitted Liens);

(iii)           to the extent required to be delivered by the Administrative Agent, opinions of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in the Collateral of such Loan Party and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; and

(iv)           evidence that such Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 7.01(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Administrative Agent.

“Permitted Acquisition” means any acquisition by the Company or any of its wholly owned ~~Guarantor Subsidiaries~~Subsidiary Guarantors, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided, that: (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable ~~Governmental Authorizations~~governmental authorizations; (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Company in connection with such acquisition shall be owned not less than 80% by the Company or a ~~Guarantor~~ Subsidiary Guarantor thereof, and the Company shall have taken, or caused to be taken, each of the actions (and within the time periods) set forth in Sections 6.10; (iv) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the Company and/or its Subsidiaries are engaged as of the Closing Date or any business reasonably related thereto; and (v) each such Permitted Acquisition shall be effectuated pursuant to the terms of a consensual merger or stock purchase agreement or other consensual acquisition agreement between the Company or the applicable Subsidiary and the applicable seller or Person being so acquired.

“Permitted Liens” means each of the Liens permitted pursuant to Section 7.02.

“Permitted Refinancing” means, with respect to any Indebtedness, extensions, renewals, refinancings or replacements of such Indebtedness; provided that such extensions, renewals, refinancings or replacements (i) are on terms and conditions (including the terms and conditions of any guarantees of or other credit support for such Indebtedness) not materially less favorable taken as a whole to the Company and its Subsidiaries, the Administrative Agent or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced, (ii) do not add as an obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed replaced or refinanced, (iii) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed replaced or refinanced and (iv) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Intralinks or another similar electronic information transmission system.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Projections” has the meaning assigned to that term in Section 4.23.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section ~~10.18~~10.16(a).

“Qualified Keepwell Provider” means in respect of any Hedging Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Hedging Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Hedging Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Dates” means the last day of September, December, March and June in each year, the first of which shall be the last day of the first full fiscal quarter ended after the Closing Date.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Reference Period” means any period of four consecutive Fiscal Quarters for which financial statements have been or are required to have been delivered.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~LIBO~~the Term SOFR Rate, ~~11:00 a.m. (London~~5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, ~~and~~ (2) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is ~~not LIBO~~none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 10.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto~~,~~.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and/or unused Commitments of such Class, as applicable, representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and/or unused Commitments of such Class, as applicable, at such time; provided that, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Credit Commitments at such time; provided that, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Resolution Authority” means an EEA Resolution Authority or with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, director of treasury or other similar office of the Company and, as to any document delivered on the Closing Date, any secretary or assistant secretary of the Company delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (including, for the avoidance of doubt, any payment pursuant to Section 7.05(d)), direct or indirect, on account of any shares of any class of stock (or of any other Capital Stock) of Holdings, the Company or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or of any other Capital Stock) of Holdings, the Company or any of their respective Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock (or of any other Capital Stock) of Holdings, the Company or any of their respective Subsidiaries now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness permitted pursuant to Sections 7.01(b), 7.01(e) (in respect of Indebtedness incurred under Sections 7.01(b), 7.01(h) or 7.01(k) (to the extent constituting subordinated Indebtedness)).

“Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.04.

“Revolving Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

“Revolving Credit Borrowers” means the Company, Fisher, LLC, a Delaware limited liability company, Trynex International LLC, a Delaware limited liability company, Henderson Enterprises Group, Inc., a Delaware corporation, Henderson Products, Inc., a Delaware corporation, Dejana Truck & Utility Equipment Company, LLC, a Delaware limited liability company and any Additional Revolving Credit Co-Borrower that may become party hereto as co-borrower under the Revolving Credit facility.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased or otherwise modified from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule 1.01(a) under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption or other instrument pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. On the Closing Date, the aggregate amount of the Revolving Credit Commitments ~~is~~was $100,000,000. On the Amendment No. 1 Effective Date, after giving effect to the Revolving Credit Commitment Increase set forth in Amendment No. 1, the aggregate amount of the Revolving Credit Commitments is $150,000,000.

“Revolving Credit Commitment Increase” has the meaning set forth in Section 2.10(c)(i).

“Revolving Credit Commitment Increase Date” has the meaning set forth in Section 2.10(c)(i).

“Revolving Credit Commitment Increase Supplement” has the meaning set forth in Section 2.10(c)(ii)(B).

“Revolving Credit Commitment Termination Date” means June 9, 2026.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Credit Loans, (b) the LC Exposure and (c) its Swingline Exposure of such Lender at such time; provided that at any time a Defaulting Lender exists, in the determination of Revolving Credit Exposure of any Revolving Credit Lender for purposes of Section 2.04, the LC Exposure of such Revolving Credit Lender shall be adjusted to give effect to any reallocation effected pursuant to Section 2.21(d).

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Credit Loans” means the loans made by the Lenders to the Revolving Credit Borrowers pursuant to Section 2.04 and, for the avoidance of doubt, includes any Loan made pursuant to a Revolving Credit Commitment Increase.

“Revolving Percentage” with respect to any Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment. With respect to the Revolving Credit Lenders, if the Revolving Credit Commitments have terminated or expired, the Revolving Percentages shall be determined on the basis of the percentage of the total Revolving Credit Exposures represented by such Revolving Credit Lender’s Revolving Credit Exposure, giving effect to any assignments and any Lender’s status as a Defaulting Lender at the time of determination (including any reallocation of LC Exposure pursuant to Section 2.21(d)).

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the target of any comprehensive Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other sanctions authority of any jurisdiction in which the Company or any of its Subsidiaries operates, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Secured Debt Ratio” means the ratio as of the date of determination of (i) Consolidated Secured Debt, less unrestricted ~~Cash~~cash and Cash Equivalents of the Company and its Subsidiaries as of such date in an amount equal to the lesser of (a) $50,000,000 and (b) the amount of unrestricted cash minus the lesser of (i) $5,000,000 and (ii) the amount of unrestricted cash to (ii) Consolidated EBITDA for the Reference Period ended on, or most recently ended prior to, such date.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” means the Security Agreement, among the Loan Parties and the Administrative Agent.

“Security Documents” means, collectively, the Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant thereto, each Subsidiary Joinder Agreement, any security or similar agreement entered into pursuant to Section 6.10 in favor of the Administrative Agent, and all Uniform Commercial Code financing statements required by the terms of any such agreement to be filed with respect to the security interests created pursuant thereto.

“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator~~’~~s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s ~~Website~~website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, when used with respect to any Person, together with its Subsidiaries, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of the such Person, on a consolidated basis, will, as of such date, exceed the amount of all known “liabilities of such Person, on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person, on a consolidated and going-concern basis, will, as of such date, be greater than the amount that will be required to pay the liability of such Person , on a consolidated basis, on its debts as such debts become absolute and mature in the ordinary course of business, (c) such Person, on a consolidated basis, will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person, on a consolidated basis, will be able to pay its debts as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Hedging Agreement” means any Hedging Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by any Loan Party and any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities~~” ~~in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subject Transaction” has the meaning assigned to it in Section 1.06(a).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantors” means (a) each of Fisher, LLC, a Delaware limited liability company, Trynex International LLC, a Delaware limited liability company, Henderson Enterprises Group, Inc., a Delaware corporation, Henderson Products, Inc., a Delaware corporation, and Dejana Truck & Utility Equipment Company, LLC, a Delaware limited liability company, each in their capacities as guarantors pursuant to Article III, and (b) each other Subsidiary of Holdings that shall become a Subsidiary Guarantor pursuant to Section 6.10.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement substantially in the form of Exhibit C executed and delivered by a Subsidiary that, pursuant to Section 6.10, is required to become a “Subsidiary Guarantor” hereunder and a “~~Securing Party~~Grantor” under the Security Agreement in favor of the Administrative Agent.

“Supported QFC” has the meaning assigned to it in Section ~~10.18~~10.16(a).

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B attached hereto or (ii) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.04(b)(iv). On the Closing Date, the aggregate amount of the Swingline Commitments is $15,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lenders” means JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.22.

“Syndication Agent” means CIBC.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges now or hereafter imposed, levied, collected or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate.

“Term Commitment” as to any Lender, the obligation of such Lender, if any, to make Term Loans to the Company in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.01(a). On the Closing Date, the aggregate amount of the Term Commitments is $225,000,000.

“Term Lender” means each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan” has the meaning set forth in Section 2.01.

“Term Loan Maturity Date” means June 9, 2026.

“Term Percentage” means, as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event~~Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR ~~Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.15 that is not Term SOFR.~~Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transaction Costs” means all fees, costs and expenses incurred or paid by the Company or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party, the borrowing of Loans hereunder and the use of proceeds thereof, and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investments firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institutions.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USA PATRIOT Act” has the meaning set forth in Section 10.13.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section ~~10.18~~10.16(a).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instruments under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof). Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 6.01(a) and 6.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section ~~5.1~~6.01(~~e~~d), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the most recent financial statements referred to in Section ~~5.07~~4.07. Notwithstanding anything to the contrary contained herein, (a) all calculations with respect to definitions, covenants and other provisions hereof shall be made without giving effect to FASB ASC 825 (Financial Instruments) and (b) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02. Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.04    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.05    Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA~~”~~) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA~~’~~s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.~~  Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.15(b) ~~and (c) provide the~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.15(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.15(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.15(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~the Term Benchmark Rate~~any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06    Calculations.

(a)           With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), including for purposes of determining the Leverage Ratio, the Consolidated Interest Coverage Ratio, Section 7.01(k), Section 7.09(d), Consolidated EBITDA (subject to the conditions and limitations set forth in clause (ix) of the definition thereof), all financial ratios and other financial calculations pursuant to the Loan Documents shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of Facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period.

(b)           [Reserved].

(c)           With respect to any period commencing prior to the Closing Date, Consolidated Interest Expense shall be calculated with respect to the portion of such period prior to the Closing Date on a pro forma basis as if the Closing Date occurred on the first day of such period (and assuming that the Indebtedness incurred on the Closing Date was incurred on the first day of such period and, such Indebtedness bears interest during the portion of such period prior to the Closing Date at the weighted average of the interest rates applicable to outstanding Indebtedness during the portion of such period on and after the Closing Date and that no Indebtedness was repaid during the portion of such period prior to the Closing Date).

ARTICLE II

THE CREDITS

SECTION 2.01    Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Company in Dollars on the Closing Date in an amount equal to the Term Commitment of such Term Lender. The Term Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02 and Section 2.09.

SECTION 2.02    Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time (or such later time acceptable to the Administrative Agent)), two Business Days prior to the anticipated Closing Date requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Term Benchmark. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 2:00 P.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Term Lender. The Administrative Agent shall credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

SECTION 2.03    Repayment of Term Loans. The Company shall (a) repay the Term Loans in quarterly principal installments, commencing September 30, 2021, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amounts to be paid set forth below, and (b) on the Term Loan Maturity Date, repay the entire principal amount of the Term Loans outstanding on the Term Loan Maturity Date:

Installment Dates	Principal Amount
September 30, 2021	$2,812,500
December 31, 2021	$2,812,500
March 31, 2022	$2,812,500
June 30, 2022	$2,812,500
September 30, 2022	$2,812,500
December 31, 2022	$2,812,500
March 31, 2023	$2,812,500

Installment Dates	Principal Amount
June 30, 2023	$2,812,500
September 30, 2023	$2,812,500
December 31, 2023	$2,812,500
March 31, 2024	$2,812,500
June 30, 2024	$2,812,500
September 30, 2024	$4,218,750
December 31, 2024	$4,218,750
March 31, 2025	$4,218,750
June 30, 2025	$4,218,750
September 30, 2025	$5,625,000
December 31, 2025	$5,625,000
March 31, 2026	$5,625,000

SECTION 2.04    Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrowers from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

SECTION 2.05    Loans and Borrowings.

(a)           Obligations of Lenders. Each Loan shall be made as part of a Borrowing by the Borrowers consisting of Loans of the same Class and Type made to the Borrowers by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Type of Loans. Subject to Section 2.15, each Borrowing by the Borrowers shall be comprised entirely of ABR Loans or of Term Benchmark Loans as the Borrowers may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)           Minimum Amounts; Limitation on Number of Borrowings. Each Term Benchmark Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $500,000. Each ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused amount of the total Revolving Credit Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings outstanding. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

(d)           Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request (or to elect to convert to or continue as a Term Benchmark Borrowing) (i) any Revolving Credit Term Benchmark Borrowing if the Interest Period requested therefor would end after the applicable termination date for such Commitment or (ii) any Term Benchmark Borrowing of a Term Loan or an Incremental Term Loan, if the Interest Period requested therefor would end after the applicable maturity date for such Loan. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect at any time.

SECTION 2.06    Requests for Revolving Credit Borrowings.

(a)           Notice by the Borrowers. To request a Revolving Credit Borrowing, the applicable Borrower, or the Company on behalf of such Borrower, shall notify the Administrative Agent of such request by telephone (i) in the case of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than ~~12:00 noon~~11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrowers.

(b)           Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.05:

(i)            the aggregate amount of the requested Revolving Credit Borrowing;

(ii)           the date of such Revolving Credit Borrowing, which shall be a Business Day;

(iii)          whether such Revolving Credit Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; ~~provided that the Revolving Credit Borrowing on the Closing Date shall be a Eurodollar Loan with an Interest Period of one month;~~

(iv)           in the case of a Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.05(d); and

(v)           the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08.

(c)           Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Revolving Credit Borrowing.

(d)           Failure to Elect. If no election as to the Type of a Revolving Credit Borrowing is specified, then the requested Revolving Credit Borrowing shall be a Term Benchmark Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, the requested Borrowing shall be a Term Benchmark Borrowing with an Interest Period of one month.

SECTION 2.07    Letters of Credit.

(a)           General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.04, the Borrowers may request an Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit denominated in Dollars for the Borrower’s account in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

(b)           Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender and the Administrative Agent) to such Issuing Lender and the Administrative Agent (three (3) Business Days in advance of the requested date of issuance, amendment, renewal, extension or creation) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Lender, the applicable Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or acceptance application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)           Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended ~~shall be created~~ only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal, extension or creation (i) the total LC Exposures shall not exceed the Letter of Credit Sublimit Amount, (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments, (iii) the Revolving Credit Exposure of each Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment ~~and~~, (iv) the face amount of all outstanding Letters of Credit issued by each Issuing Lender shall not exceed such Lender’s LC Commitment and (v) not more than 20 Letters of Credit are issued and outstanding at such time.

(d)           Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date (unless, in the case of this clause (ii), on or prior to such date, such Letter of Credit is cash collateralized or backstopped in an amount and on terms reasonably acceptable to the applicable Issuing Lender). Subject to the foregoing, each Issuing Lender may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and in any event not to exceed the period prescribed in the foregoing clause (ii)), unless such Issuing Lender elects not to extend for any such additional period.

(e)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Revolving Credit Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of each Issuing Lender, such Revolving Credit Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.08 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement (other than the funding of ABR Revolving Credit Loans as contemplated below) shall not constitute a Loan and shall not relieve the Borrowers of their obligations to reimburse such LC Disbursement.

(f)           Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Company or the applicable Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Company or the applicable Borrower receives such notice, if such notice is not received prior to such time; provided that if such LC Disbursement is not less than $100,000, the applicable Borrower shall automatically be deemed to have made a request for an ABR Revolving Credit Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing

If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Credit Lender’s Revolving Percentage thereof.

(g)           Obligations Absolute. The Borrowers obligations under this Section 2.07 shall be joint and several and absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against each Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrowers’ reimbursement obligations under Section 2.07(f) shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other document presented under a Letter of Credit proving to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee, (d) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders, nor any Issuing Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), any Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)           Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Lender shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

(i)           Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then-applicable to ABR Revolving Credit Loans; provided that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Revolving Credit Lender to the extent of such payment.

(j)           Replacement of Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the applicable Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender thereto. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)           Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Credit Loans has been accelerated, Revolving Credit Lenders representing greater than 50% of the total LC Exposures) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the total LC Exposures as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in clause (f) or (g) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Loan Parties under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the total LC Exposure at such time or, if the maturity of the Revolving Credit Loans has been accelerated (but subject to the consent of Revolving Credit Lenders representing greater than 50% of the total LC Exposures), be applied to satisfy other obligations of the Loan Parties under this Agreement and the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(l)           Resignation as Issuing Lender. Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Commitments and Loans pursuant to Section 10.04, such Issuing Lender (in each case through itself or through one of its designated Affiliates or branch offices) may, upon thirty days’ notice to the Company, resign as an Issuing Lender. In the event of any such resignation, the Borrowers shall be entitled to appoint from among the Revolving Credit Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of such Issuing Lender, as applicable, as an Issuing Lender. If any Issuing Lender (in each case, through itself or through one of its designated Affiliates or branch offices) resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all LC Exposure with respect thereto. Upon the appointment of a successor Issuing Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable resigning Issuing Lender to effectively assume the obligations of such resigning Issuing Lender with respect to such Letters of Credit.

SECTION 2.08    Funding of Borrowings.

(a)           Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.22. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by the Company in the applicable Borrowing Request; provided that ABR Revolving Credit Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(f) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b)           Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of any Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.09    Interest Elections.

(a)           Elections by the Borrowers. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing, may elect Interest Periods, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans of the respective Class constituting such Borrowing, and the Loans of such Class constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           Notice of Elections. To make an election pursuant to this Section, the applicable Borrower, or the Company on behalf of such Borrower, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.06 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election (and with respect to any Term Loan, assuming for such purposes that Section 2.06 applied to such Term Loans). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower or the Company.

(c)           Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.05:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)           whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv)           if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.05(d).

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           Failure to Elect; Events of Default. If the applicable Borrower or the Company fail to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.10    Termination and Reduction of the Commitments; Incremental Credit Extensions.

(a)           Scheduled Termination. Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date.

(b)           Voluntary Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Revolving Credit Commitments, in each case, without premium or penalty; provided that (i) each reduction of the Revolving Credit Commitment pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments. The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under this paragraph (b) at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of such termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of other transactions, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or such transaction is not consummated. Any termination or reduction of the Revolving Credit Commitments shall be permanent.

(c)           Increase of Revolving Credit Commitments.

(i)           Requests for Increase. The Borrowers may propose at any time that the Revolving Credit Commitments hereunder be increased by having an existing Revolving Credit Lender (each an “Increasing Revolving Credit Lender”) agree to increase its then existing Revolving Credit Commitment and/or by adding as a new Revolving Credit Lender hereunder any Person approved by the Administrative Agent and each Issuing Lender (in each case, such approval not to be unreasonably withheld or delayed) but in any event shall otherwise be an eligible assignee under Section 10.04 (each an “Assuming Revolving Credit Lender”) that shall agree to provide a Revolving Credit Commitment hereunder (each such proposed increase, a “Revolving Credit Commitment Increase”) by notice to the Administrative Agent specifying the amount of the relevant Revolving Credit Commitment Increase, the Increasing Revolving Credit Lender(s) and/or Assuming Revolving Credit Lenders providing for such Revolving Credit Commitment Increase and the date on which such increase is to be effective (the “Revolving Credit Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and ten Business Days prior to the Revolving Credit Commitment Termination Date:

(A)           the minimum amount of each Revolving Credit Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000;

(B)           the aggregate amount of all Revolving Credit Commitment Increases hereunder, together with the aggregate amount of all Incremental Term Loans incurred under Section 2.10(d), shall not exceed the Available Incremental Amount;

(C)           both at the time of any such request and upon the effectiveness of any Revolving Credit Commitment Increases, no Default or Event of Default shall have occurred and be continuing or would result from such proposed Revolving Credit Commitment Increase;

(D)           the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) immediately prior to, and after giving effect to, such Revolving Credit Commitment Increase as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(E)           any Incremental Term Loans shall rank equal in priority in right of payment and be secured by a lien on the Collateral that ranks equal in priority with the liens on the Collateral securing the existing Revolving Credit Commitments and shall not be guaranteed by any person other than a Loan Party or secured by any assets other than assets that secure the existing Revolving Credit Commitments; and

(F)           any Revolving Credit Commitment Increase shall be on terms (including as to security and guarantees) that are identical to the existing Revolving Credit Commitments and pursuant to the exact same documentation applicable to the existing Revolving Credit Commitments.

Each notice by the Borrowers under this paragraph shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in clauses (C) and (D) above. Notwithstanding anything herein to the contrary, no Revolving Credit Lender shall have any obligation hereunder to become an Increasing Revolving Credit Lender and any election to do so shall be in the sole discretion of each Revolving Credit Lender.

(ii)           Effectiveness of Increase. Each Revolving Credit Commitment Increase (and the increase of the Revolving Credit Commitment of each Increasing Revolving Credit Lender and/or the new Revolving Credit Commitment of each Assuming Revolving Credit Lender, as applicable, resulting therefrom) shall become effective as of the relevant Revolving Credit Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Revolving Credit Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Company stating that the conditions with respect to such Revolving Credit Commitment Increase under this paragraph (c) have been satisfied, (B) an agreement (a “Revolving Credit Commitment Increase Supplement”), in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which, effective as of such Revolving Credit Commitment Increase Date, as applicable, the Revolving Credit Commitment of each such Increasing Revolving Credit Lender shall be increased or each such Assuming Revolving Credit Lender shall undertake a Revolving Credit Commitment reflecting such Assuming Revolving Credit Lender’s increased Revolving Credit Commitment, in each case duly executed by such Increasing Revolving Credit Lender or Assuming Revolving Credit Lender, as the case may be, and the Borrowers and acknowledged by the Administrative Agent and (C) such certificates, legal opinions or other documents from the Borrowers reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase. Upon the Administrative Agent’s receipt of a fully executed Revolving Credit Commitment Increase Supplement from each Increasing Revolving Credit Lender and/or Assuming Revolving Credit Lender referred to in clause (B) above, together with the certificates, legal opinions and other documents referred to in clauses (A) and (C) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Revolving Credit Commitment Increase to the Borrowers and the Lenders (including, if applicable, each Assuming Revolving Credit Lender). At the election of the Administrative Agent in its sole discretion, any Revolving Credit Loans outstanding on such Revolving Credit Commitment Increase Date shall be reallocated among the Revolving Credit Lenders (with Revolving Credit Lenders making any required payments to each other) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised pro rata shares of such Lenders arising from any nonratable increase in the Revolving Credit Commitments under this Section 2.10(c). Upon each such Revolving Credit Commitment Increase, the participation interests of the Revolving Credit Lenders in the then outstanding Letters of Credit shall automatically be adjusted to reflect, and each Revolving Credit Lender (including, if applicable, each Assuming Revolving Credit Lender) shall have a participation in each such Letter of Credit equal to, the Revolving Credit Lenders’ respective Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit after giving effect to such increase.

(d)           Incremental Term Loans.

(i)           Requests for Incremental Term Loans. The Company and any one or more Lenders or other lenders arranged by the Company and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) but in any event shall otherwise be an eligible assignee under Section 10.04 (an “Incremental Term Loan Lender”) may from time to time agree that such Incremental Term Loan Lenders shall make one or more tranches of term loans available to the Company (each an “Incremental Term Loan”), which may be the same facility as the existing Term Loans or a separate class of term loans. Any such Incremental Term Loan shall be made available (the date such Incremental Term Loan is made available, an “Incremental Term Loan Effective Date”) to the Company on terms and pursuant to a supplement to this Agreement in form and substance substantially consistent with the terms related to the Term Loans in this Agreement, or otherwise reasonably satisfactory to the Administrative Agent, the Incremental Term Loan Lenders and the Company (an “Incremental Term Loan Supplement”) executed and delivered by the Company, the applicable Incremental Term Loan Lenders and the Administrative Agent (which Incremental Term Loan Supplement may include such amendments to this Agreement as shall be required in the reasonable judgment of the Administrative Agent to effect the intent of this Section); provided that:

(A)           the minimum amount of each Incremental Term Loan shall be $5,000,000 or a larger multiple of $1,000,000;

(B)           the aggregate amount of all Incremental Term Loans hereunder, together with the aggregate amount of Revolving Credit Commitment Increases incurred under Section 2.10(c), shall not exceed the Available Incremental Amount;

(C)           both at the time of any such request and upon the effectiveness of any Incremental Term Loans, no Default or Event of Default shall have occurred and be continuing or would result from such proposed Incremental Term Loan;

(D)           the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) immediately prior to, and after giving effect to, such Incremental Term Loan on and as of the Incremental Term Loan Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(E)           any Incremental Term Loans shall rank shall rank equal in priority in right of payment and be secured by a lien on the Collateral that ranks equal in priority with the liens on the Collateral securing the existing Term Loans and shall not be guaranteed by any person other than a Loan Party or secured by any assets other than assets that secure the existing Term Loans; and

(F)           any Incremental Term Loans shall be on terms (including as to security and guarantees) that are identical to the existing Term Loans and pursuant to the exact same documentation applicable to the existing Term Loans; provided that the amortization may be modified to make any such Incremental Term Loans fungible with the latest maturing existing Term Loans.

Notwithstanding anything herein to the contrary, no Lender shall have any obligation hereunder to become an Incremental Term Loan Lender and any election to do so shall be in the sole discretion of each Lender.

(ii)           Effectiveness of Increase. On each Incremental Term Loan Effective Date, the Borrower shall deliver to the Administrative Agent (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Incremental Term Loan under this paragraph (d) have been satisfied, (B) an executed Incremental Term Loan Supplement and (C) such certificates, legal opinions or other documents from the Borrower reasonably requested by the Administrative Agent in connection with such Incremental Term Loan. Upon the Administrative Agent’s receipt of a fully executed Incremental Term Loan Supplement, together with the certificates, legal opinions and other documents referred to in clauses (A) and (C) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Incremental Term Loan to the Borrower and the Lenders.

SECTION 2.11    Repayment of Revolving Credit Loans; Register; Evidence of Debt.

(a)           Repayment. Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for account of each Revolving Credit Lender the full outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans made to the Borrowers, and each such Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date and (ii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date or within five (5) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)           Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(d)           Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans made to it in accordance with the terms of this Agreement.

(e)           Promissory Notes. Any Lender may request that Loans made by it to the Borrowers be evidenced by a promissory note of the Borrowers. In such event, the Borrowers, at their own expense, shall prepare, execute and deliver to such Lender a promissory note(s) payable to such Lender or its registered assigns and substantially in the form of Exhibit B-1 or B-2, as appropriate, and such note(s) shall be evidence of such Loans (and all amounts payable in respect thereof). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of such Lender or its registered assigns

SECTION 2.12    Prepayment of Loans.

(a)           Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but, if applicable, subject to Section 2.17), subject to the requirements of paragraph (c) of this Section. Amounts to be applied in connection with this Section 2.12(a) shall be applied as directed by the Borrowers.

(b)           Mandatory Prepayments. If, at any time, the total Revolving Credit Exposures of all Lenders exceed the total Revolving Credit Commitments, then the Borrowers shall prepay Revolving Credit Loans (or, to the extent after giving effect to any such prepayment, any such excess remains, cash collateralize Letters of Credit in a manner consistent with the requirements in Section 2.07(k)), to eliminate such excess within one (1) Business Day of receiving written notice of such excess from the Administrative Agent.

(c)           Notices, Etc. The Borrowers, or the Company on behalf of the Borrowers, shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10. Promptly following receipt of any such notice relating to a Borrowing of any Class, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.05, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing of any Class shall be applied ratably to the Loans of such Class included in such Borrowing and (unless the Company shall otherwise direct) shall be made, first, to ABR Loans and, second, to Term Benchmark Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

SECTION 2.13    Fees.

(a)           Commitment Fee. The Borrowers agree to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of such Lender’s Revolving Credit Commitment during the period from and including the Closing Date to but excluding the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable on each date that is fifteen calendar days after each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Credit Commitments terminate). For purposes of computing commitment fees, the Revolving Credit Commitment of a Revolving Credit Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Revolving Credit Lender.

(b)           Letter of Credit Fees. The Borrowers agree to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate on Term Benchmark Revolving Credit Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date the Revolving Credit Commitments terminate and the date on which there ceases to be any LC Exposure, and (ii) to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the total LC Exposures in respect of Letters of Credit issued by such Issuing Lender (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date the Revolving Credit Commitments terminate and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued by such Issuing Lender, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each of March, June, September and December shall be payable on the ~~third Business Day~~fifteenth calendar day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lenders pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)           Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.14    Interest.

(a)           ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           Term Benchmark Loans. The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that in the case of any such failure to pay that also results in a Default under clause (a) of Article VIII, such additional amounts provided in this clause (c) shall not accrue except at the election of the Administrative Agent or the Required Lenders.

(d)           Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of the Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted ~~LIBO~~Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.15    Alternate Rate of Interest.

(a)           Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 2.15, if:

(i)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)           the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable, and~~for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.09 or a new Borrowing Request in accordance with the terms of Section 2.06, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing ~~shall be ineffective~~ and ~~(B) if~~ any Borrowing Request that requests a Term Benchmark ~~Borrowing, such~~Revolving Borrowing shall ~~be made as an ABR Borrowing~~instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.15(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then ~~the~~all other ~~Type~~Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.15(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.09 or a new Borrowing Request in accordance with the terms of Section 2.06, Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.15(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.15(a)(i) or (ii) above, on such day.

(b)           Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.15), if a Benchmark Transition Event ~~or an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~

(c)    ~~(d) In connection with the implementation of a Benchmark Replacement,~~ Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    ~~(e)~~ The Administrative Agent will promptly notify the Company and the Lenders of ~~(i)~~ (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii)~~ (ii) the implementation of any Benchmark Replacement, ~~(iii)~~ (iii) the effectiveness of any Benchmark Replacement Conforming Changes, ~~(iv)~~ (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~d~~e) below and ~~(v)~~ (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.

(e)    ~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), ~~(i)~~ (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBO~~ Rate) and either ~~(A)~~ (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or ~~(B)~~ (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and ~~(ii)~~ (ii) if a tenor that was removed pursuant to clause (i) above either ~~(A)~~ (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or ~~(B)~~ (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    ~~(g)~~ Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.15, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

SECTION 2.16    Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)           subject any Lender or the Issuing Lender to any Taxes (other than (A) Indemnified Taxes indemnifiable under Section 2.18 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)           impose, modify or deem applicable any reserve, special deposit, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Lender; or

(iii)           impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Lender of making or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing, maintaining or creating any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Adequacy, Liquidity Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)           Requests, Rules, Guidelines, etc. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d)           Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(e)           Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.17    Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20, then, in any such event, the Borrowers shall compensate each Lender for the loss (other than any loss of anticipated profits), cost and expense attributable to such event. ~~In the case of a Term Benchmark Loan, such loss (other than any loss of anticipated profits), cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.18    Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Indemnified Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent, any Lender or Issuing Lender, as determined in good faith by any Loan Party or the Administrative Agent, as applicable (the “Applicable Withholding Agent”), then (i) the sum payable by the applicable Loan Party to the Administrative Agent, Lender or Issuing Lender (as the case may be) shall be increased as necessary so that after all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) have been made by the Applicable Withholding Agent, the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Applicable Withholding Agent shall make such deduction or withholding and (iii) such amounts shall be paid by the Applicable Withholding Agent to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrowers. In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrowers. Each Loan Party shall indemnify the Administrative Agent, each Lender, each Syndication Agent, each Co-Documentation Agent and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent) or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments. As soon as practicable after any payment of Taxes, imposed with respect to a payment under any Loan Document, by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Tax Forms.

(i)           Any Lender or Issuing Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or as reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Issuing Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender or Issuing Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such forms set forth in Section 2.18(e)(ii)(A)–(D), Section 2.18(e)(iii) or Section 2.18(e)(iv) below) shall not be required if in the Lender or Issuing Lender’s reasonable judgment such completion, execution or submission would subject such Lender or Issuing Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Issuing Lender.

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a United States person under Section 7701(a)(30) of the Code, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, and after the occurrence of a change in the Lender’s circumstances which require a change in the most recent form or certification previously delivered by it (and from time to time thereafter upon the request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(A)           duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)           duly completed copies of Internal Revenue Service Form W-8ECI,

(C)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit D to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) such Foreign Lender is not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) such Foreign Lender is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (D) no payments in connection with any Loan Document are effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

(D)           to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner, or

(E)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit any Borrower or the Administrative Agent to determine the withholding or deduction required to be made, if any.

(iii)           Any Lender or Issuing Lender that is a United States person under Section 7701(a)(30) of the Code, to the extent it may lawfully do so, shall deliver to any Borrower and the Administrative Agent on or prior to the date on which such Lender or Issuing Lender becomes a Lender or Issuing Lender, as applicable, under this Agreement, on or prior to the date on which any such form or certification expires or becomes obsolete, and after the occurrence of a change in the Lender or Issuing Lender’s circumstances which require a change in the most recent form or certification previously delivered by it (and from time to time thereafter upon the request of any Borrower or the Administrative Agent), duly completed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender or Issuing Lender is entitled to an exemption from U.S. backup withholding tax.

(iv)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1471(b) of the Code, as applicable), such Lender shall deliver to any Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender and Issuing Lender agrees that if any form or certification it previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.18(e).

(f)           Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) the full amount of any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)           Refunds. If the Administrative Agent, a Lender or an Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender or such Issuing Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Administrative Agent or such Lender or such Issuing Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or such Issuing Lender in the event the Administrative Agent or such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or such Lender or such Issuing Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender or such Issuing Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender or such Issuing Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Party, any of its Subsidiaries or any other Person.

(h)           Survival. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i)           Defined Terms. For purposes of this Section 2.18, the term “applicable law” includes FATCA.

SECTION 2.19    Payments Generally; Pro Rata Treatment; Sharing of ~~Set offs~~Set-offs.

(a)           Payments by the Borrowers. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) or under any other Loan Document (except as otherwise expressly provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at an account maintained with the Administrative Agent as notified to the Company and the Lenders, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lenders or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under any other Loan Document shall be made in Dollars.

(b)           Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           Pro Rata Treatment. Except to the extent otherwise provided herein as of the Closing Date: (i) each Borrowing of a particular Class shall be made from the applicable Lenders, pro rata according to the amounts of the respective Commitments of such Class and shall be allocated pro rata among the applicable Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), (ii) each payment of commitment fees under Section 2.13 shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.10 shall be applied to the Revolving Credit Commitments, pro rata according to the respective Revolving Credit Commitments of the Revolving Credit Lenders; (iii) each payment or prepayment of principal of Loans of any Class by the Borrowers shall be made for account of the applicable Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Class held by such Lenders; and (iv) each payment of interest on Loans of any Class by the Borrowers shall be made for account of the applicable Lenders pro rata according to the amounts of interest on such Loans of such Class then due and payable to such Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

(d)           Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans, as applicable, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans, as applicable, of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement as in effect on the Closing Date or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrowers in the amount of such participation.

(e)           Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the Borrowers has not in fact made such payment, then each of the applicable Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)           Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(e), 2.08(b) or 2.19(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.20    Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount pursuant to Section 2.18, then such Lender shall, if requested by the Borrowers, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 2.16 or 2.18.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 2.16, if the Borrowers are required to pay any additional amount pursuant to Section 2.18, if any Lender defaults in its obligation to fund Loans hereunder or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender or any Lender that becomes a Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 10.04, the Borrowers shall have received the prior written consent of the Administrative Agent and (if a Revolving Credit Commitment is being assigned) each Issuing Lender and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments and (iv) until such time as such assignment shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.18. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees set forth in Section 2.13(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;

(b)           to the extent permitted by applicable law, (i) any voluntary prepayment of Revolving Credit Loans shall, if the Borrowers so direct at the time of making such voluntary prepayment, be applied to the Revolving Credit Loans of other Lenders as if such Defaulting Lender had no Revolving Credit Loans outstanding and the Revolving Credit Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Credit Loans shall, if the Borrowers so direct at the time of making such mandatory prepayment, be applied to the Revolving Credit Loans of other Lenders, but not to the Revolving Credit Loans of such Defaulting Lender, it being understood and agreed that the Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Revolving Credit Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);

(c)           the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(d)           if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)           all or any part of such Swingline Exposure and LC Exposure (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Lenders that are not Defaulting Lenders in accordance with their respective Revolving Percentages but, in any case, only to the extent (x) the sum of the Revolving Credit Exposures of all Lenders that are not Defaulting Lenders plus such Defaulting Lender’s LC Exposure does not exceed the total of the Commitments of all Lenders that are not Defaulting Lenders, (y) the Revolving Credit Exposure of any Lender does not exceed such Lender’s Revolving Credit Commitment and (z) the conditions set forth in Section 5.02 are satisfied at such time; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.07(k) for so long as such LC Exposure is outstanding;

(iii)           if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (d), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (d), then the fees payable to the Lenders pursuant to Section 2.13(a) and Section 2.13(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; or

(v)           if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this paragraph (d), then, without prejudice to any rights or remedies of the Issuing Lenders or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and fees payable in connection with any Letters of Credit under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lenders until such LC Exposure is cash collateralized and/or reallocated; and

(e)           so long as any Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with paragraph (d) of this Section, and Swingline Exposure related to any newly made Swingline Loan or LC Exposure and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (d)(i) of this Section (and Defaulting Lenders shall not participate therein).

(f)           In the event that each of the Administrative Agent, the Borrower and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 2.22    Swingline Loans.~~.~~

(a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Credit Availability Period, each Swingline Lender severally may, but shall have no obligation to, make Swingline Loans to the Borrowers in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, or (ii) any Lender’s Revolving Credit Exposure exceeding its Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Company. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrowers by means of a credit to an account of the Borrowers with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

(d) Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(e) Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.14(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.22(e) above.

ARTICLE III

GUARANTEE

SECTION 3.01    The Guarantee. Each Loan Party hereby jointly and severally guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, for the ratable benefit of each Guaranteed Party, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, with respect to any Borrower, its own Borrower Obligations, incurred in its capacity as a Borrower), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”); provided, that for purposes of determining any Guaranteed Obligations of a Loan Party, “Guaranteed Obligations” shall not create any guarantee by a Loan Party of any Excluded Hedging Obligation of such Loan Party. Each Loan Party hereby further jointly and severally agree that, if any other Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of such Guaranteed Obligations, such Loan Party will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02    Obligations Unconditional. The obligations of each Loan Party under Section 3.01 constitute a guarantee of payment and to the fullest extent permitted by applicable law are absolute, irrevocable and unconditional and are joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Loan Parties under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of their respective Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense, set-off or counterclaim of a surety or guarantor, it being the intent of this Section that the obligations of the Loan Parties hereunder shall be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Loan Parties hereunder, which shall remain absolute, irrevocable and unconditional as described above:

(i)           at any time or from time to time, without notice to Loan Parties, the time for any performance of or compliance with any of their respective Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or released;

(ii)           any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii)           the maturity of any of their respective Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented, amended or partially terminated in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be amended or waived in any respect or any other guarantee of any of their respective Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)           the Guaranteed Obligations at any time or from time to time shall exceed the amount of liability of such Loan Party;

(v)           any security interest, guarantee or right of offset shall be sold off, exchanged, waived, surrendered or released; or

(vi)           any lien or security interest granted to, or in favor of, the Administrative Agent, any Lender or Lenders or any other Guaranteed Party as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Loan Party hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Lender or any other Guaranteed Party exhaust any right, power or remedy or proceed against any other Loan Party under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of their respective Guaranteed Obligations. Each Loan Party waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrowers and the Guaranteed Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Guaranteed Parties, and the obligations and liabilities of the Loan Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Loan Party and the successors and assigns thereof, and shall inure to the benefit of the Guaranteed Parties, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 3.03    Reinstatement. The obligations of each Loan Party under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, and each Loan Party agrees that it will indemnify the Administrative Agent, each Lender and each other Guaranteed Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent, such Lender or such other Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04    Subrogation. Each Loan Party hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 3.01, whether by subrogation or otherwise, against any other Loan Party or any guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 3.05    Remedies. Each Loan Party jointly and severally agrees that, as between such Loan Party and the Lenders, the obligations of any Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by such Loan Party for purposes of Section 3.01.

SECTION 3.06    [Reserved.]

SECTION 3.07    Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 3.08    Rights of Contribution. The Loan Parties hereby agree, as between themselves, that if any Loan Party shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Loan Party of any Guaranteed Obligations, then each other Loan Party shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Loan Party’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Loan Party to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Loan Party under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Loan Party that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations, and (iii) “Pro Rata Share” means, for any Loan Party, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Loan Party (excluding any shares of stock or other equity interest of any other Loan Party) exceeds the amount of all the debts and liabilities of such Loan Party (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Loan Party hereunder and any obligations of any other Loan Party that have been Guaranteed by such Loan Party) to (y) the amount by which the aggregate fair saleable value of all properties of the Loan Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder and under the other Loan Documents) of all of the Loan Parties, determined (A) with respect to any Loan Party that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Loan Party, as of the date such Subsidiary Guarantor becomes a Loan Party hereunder.

SECTION 3.09    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under Section 3.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Loan Party, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 3.10    Information. Each Loan Party assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Party assumes and incurs under this Guaranty, and agrees that none of the Administrative Agent, any Issuing Lender or any Lender shall have any duty to advise any Loan Party of information known to it regarding those circumstances or risks.

SECTION 3.11    Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Hedging Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 3.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.11, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Keepwell Provider under this Section 3.11 shall remain in full force and effect until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement.  Each Qualified Keepwell Provider intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.12    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Capital Stock or property of any Subsidiary Guarantor are sold or otherwise transferred as permitted under this Agreement, to a Person or Persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer or upon becoming an Excluded Subsidiary, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Capital Stock to the Administrative Agent pursuant to the Security Documents shall be automatically released, and, so long as the Company shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall, at such Subsidiary Guarantor’s expense, take such actions as are necessary to effect each release described in this Section in accordance with the relevant provisions of the Security Documents; provided that no such release under clause (ii) above shall occur if such Subsidiary Guarantor continues to be a guarantor or obligor in respect of any agreement, document or instrument evidencing any Permitted Refinancing of any of the foregoing, or has otherwise guaranteed or given assurances of payment or performance under or in respect of any such Indebtedness of the Borrowers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that as of the Closing Date and on each other date on which a Loan is made or Letter of Credit is issued and on any other date on which the representations and warranties in this Article IV are made or deemed made under any Loan Document and on any other date on which the representations and warranties in this Article IV are required under or pursuant to this Agreement or any other Loan Document to be true and correct in all material respects as a condition to any action or transaction:

SECTION 4.01    Organization; Requisite Power and Authority; Qualifications. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.01 (subject to changes as are permitted by Section 7.09), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (c)  is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

SECTION 4.02    Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non assessable, except in the case of any corporation organized in the state of Wisconsin or any other corporation licensed to do business in the state of Wisconsin, subject to personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, such Section has been repealed). Except as set forth on Schedule 4.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

SECTION 4.03    Due Authorization. The execution, delivery and performance of each Loan Document have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

SECTION 4.04    No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries; (b) violate any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (d) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

SECTION 4.05    Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except to the extent obtained on or before the Closing Date, and except for filings and recordings with respect to the Collateral made or to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date.

SECTION 4.06    Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 4.07    Financial Condition. Holdings has heretofore delivered to Administrative Agent the audited consolidated balance sheets of Holdings and its Subsidiaries for the Fiscal Years ended December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for each such Fiscal Year then ended, together with all related notes and schedules thereto, and the unaudited consolidated balance sheet of Holdings and its Subsidiaries for the Fiscal Quarter ended March 31, 2021 and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter then ended, together with all related notes and schedules thereto. All such statements of Holdings and its Subsidiaries were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole (after giving effect to the Closing Date).

SECTION 4.08    Projections. On and as of the Closing Date, the projections of Holdings and its Subsidiaries for (x) the period Fiscal Year 2021 through and including Fiscal Year 2025 and (y) the Fiscal Quarters beginning with the first Fiscal Quarter of 2021 through and including the fourth Fiscal Quarter of 2021 (collectively, the “Projections”) previously delivered to Administrative Agent are based on good faith estimates and assumptions made by the management of Holdings, it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

SECTION 4.09    No Material Adverse Change. Since December 31, 2020, except as set forth in Schedule 4.09, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

SECTION 4.10    [Reserved].

SECTION 4.11    Litigation; Adverse Facts. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12    Payment of Taxes. Except as otherwise permitted under Section 6.03, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Holdings nor any of its Subsidiaries knows of any proposed tax assessment against Holdings or any of its Subsidiaries other than those which are being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

SECTION 4.13    Properties.

(a)           Title. Each of Holdings and its Subsidiaries has (i) good, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the most recent financial statements delivered to the Administrative Agent, in each case except for assets disposed of (x) since the date of such financial statements and prior to the Closing Date in the ordinary course of business or (y) as otherwise permitted under Section 7.09 and except for such defects that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens other than Permitted Liens.

(b)           Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases or subleases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), if any, affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease or sublease. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)           Intellectual Property. The Company and its Subsidiaries own or have the valid right to use all material Intellectual Property, and all Intellectual Property is free and clear of any and all Liens other than Liens securing the Obligations and Liens permitted pursuant to Section 7.02(i). Any registrations in respect of the Intellectual Property are in full force and effect and are valid and enforceable. The conduct of the business of the Company and its Subsidiaries as currently conducted, and as currently contemplated to be conducted, including, but not limited to, all products, processes or services, made, offered or sold by the Company and its Subsidiaries, does not and will not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, the Company or any of its Subsidiaries, no third party is infringing upon or misappropriating, violating or otherwise diluting any Intellectual Property where such infringement, misappropriation, violation or dilution could reasonably be expected to have a Material Adverse Effect. Neither Holdings, the Company nor any of its Subsidiaries is enjoined from using any material Intellectual Property, and except as could reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of Holdings, the Company or any of its Subsidiaries, threatened claim or litigation contesting (i) any right of the Company or any of its Subsidiaries to own or use any Intellectual Property, or (ii) the validity or enforceability of any Intellectual Property.

SECTION 4.14    Environmental Matters. Except as set forth in Schedule 4.14 hereto: (i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (ii) as of the Closing Date, or except as otherwise reported to the Administrative Agent after the Closing Date, neither Holdings nor any of its Subsidiaries has received within the last 10 years any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604), or any comparable state law; (iii) there are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; and (iv) neither Holdings nor any of its Subsidiaries nor, to any Loan Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 – 270 or any state equivalent, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary in this Section 4.14, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter included in Schedule 4.14(b), which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 4.15    No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations or covenants contained in (i) any of its Contractual Obligations (other than the Loan Documents), and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect and (ii) any Loan Documents.

SECTION 4.16    Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

SECTION 4.17    Margin Regulations. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loans nor the pledge of the Collateral pursuant to the Security Documents, violates Regulation T, U or X of the Federal Reserve Board. No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

SECTION 4.18    Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.18, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and the Company, threatened against any of them, and the hours worked by and payments made to employees of Holdings or any of its Subsidiaries have not violated the Fair Labor Standards Act or any other law dealing with such matters, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and the Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Company, no union organization activity that is taking place; which in each case in clause (a), (b) or (c) above (including any matter included in Schedule 4.18), could either individually or in the aggregate reasonably be expected to have a Material Adverse Effect

SECTION 4.19    Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering such plan’s most recently completed five-year remedial amendment cycle in accordance with Revenue Procedure 2007-44, I.R.B. 2007-28, indicating that such Employee Benefit Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such determination is currently pending before the Internal Revenue Service, and, to the knowledge of Holdings, nothing has occurred subsequent to the issuance of such determination letter which reasonably would be expected to cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or reasonably is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. Except as set forth in Schedule 4.19 (and except for changes in matters identified in Schedule 4.19 that are not, individually or in the aggregate, material), no ERISA Event has occurred or is reasonably expected to occur. Except as set forth in Schedule 4.19 and except to the extent required under Section 4980B of the Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. Except as set forth in Schedule 4.19 (and except for changes in matters identified in Schedule 4.19 that are not, individually or in the aggregate, material), the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. Neither Holdings, its Subsidiaries nor their respective ERISA Affiliates maintains, contributes to or is required to contribute to any Multiemployer Plan and has not incurred any liability in respect of any Multiemployer Plan that has not been satisfied in full.

SECTION 4.20    [Reserved].

SECTION 4.21    Solvency. Each Borrower is, and Holdings and its Subsidiaries (on a consolidated basis), are, and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, will be, Solvent.

SECTION 4.22    Collateral.

(a)           Security Documents. The security interests created in favor of Administrative Agent under the Security Documents constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in all of the Collateral referred to therein in favor of Administrative Agent for the benefit of the Lenders. The security interests in and Liens upon the Collateral described in the Security Documents are valid and perfected first priority Liens to the extent such security interests and Liens can be perfected by such filings and recordations. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Security Documents or to give third parties constructive notice thereof, other than (i) such as have been obtained and which remain in full force and effect or will be completed promptly following the date of creation of the Lien and (ii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

(b)           Absence of Third Party Filings. Except such as may have been filed in favor of Administrative Agent as contemplated by Section 4.22(a) above and except as set forth on Schedule 4.22 annexed hereto or, after the Closing Date, as may have been filed with respect to a Lien permitted by Section 7.02, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing with respect to a Lien covering all or any part of the Collateral is on file with the United States Patent and Trademark Office or United States Copyright Office or any other Governmental Authority.

SECTION 4.23    Disclosure.

(a)           No representation or warranty of Holdings and its Subsidiaries contained in any Loan Document or in any other documents, certificates or written statements, nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder contains any untrue statement of a material fact or omits (when taken as a whole) to state a material fact (known to Holdings or the Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Holdings or the Company (other than matters of a general economic nature) that, individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

(b)           As of the Closing Date, to the best knowledge of Holdings, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 4.24    Deposit Accounts. Annexed hereto as Schedule 4.24 is a list of all Deposit Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each deposit account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

SECTION 4.25    Use of Proceeds. The proceeds of the Term Loans shall be used solely to (x) effect the refinancing of the Existing Credit Agreements, (y) to pay fees and expenses incurred in connection with the foregoing and the Loan Documents, including the transactions contemplated by this Agreement and (z) for working capital needs and general corporate purposes of the Company and its Subsidiaries. The proceeds of the Revolving Credit Loans and the Incremental Facilities shall be used solely for working capital needs and general corporate purposes of the Company and its Subsidiaries.

SECTION 4.26    Anti-Corruption Laws and Sanctions. Holdings and the Company have implemented and maintain in effect policies and procedures designed to ensure compliance by Holdings, the Company and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Company, their respective Subsidiaries and their respective officers and employees and, to the knowledge of each of Holdings and the Company, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Holdings, the Company, any of their respective Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of Holdings or the Company, any agent of Holdings, the Company or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing of Loans, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 4.27    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE V

CONDITIONS

SECTION 5.01    Conditions to Closing Date. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which the following conditions have been satisfied (or such conditions shall have been waived in accordance with Section 10.02):

(a)               Executed Counterparts. The Administrative Agent shall have received from the Borrowers, each Subsidiary Guarantor and each Lender either (i) a counterpart of this Agreement signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page to this Agreement) that such Person has signed a counterpart of this Agreement.

(b)               Opinion of Counsel to the Loan Parties. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Lenders and the Lenders and dated the Closing Date) of Foley & Lardner LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and the Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)               Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)               Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a senior executive officer of the Company, to the effect that (i) the representations and warranties set forth in Article IV and in each of the other Loan Documents, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) at the time of and immediately after giving effect to the extensions of credit hereunder on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(e)               Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate executed by the chief financial officer of Holdings in the form of Exhibit E.

(f)               Indebtedness. No Loan Party shall have any Indebtedness for borrowed money other than Indebtedness created by or permitted pursuant to this Agreement. The Existing Credit Agreements shall have been have been terminated, all amounts thereunder shall have been paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of all Liens granted in connection therewith, in each case on terms and conditions reasonably satisfactory to the Lenders (including to terminate all such Blocked Account Agreements (as defined in the Existing Credit Agreements), such Mortgages (as defined in the Existing Term Credit Agreement) and such filings with respect to Intellectual Property Collateral (as defined in the Existing Credit Agreements) in each case, within 30 days of the date hereof or such longer period as may be reasonably agreed between the Company and the Administrative Agent).

(g)               Financial Information. The Administrative Agent shall have received (i) the financial statements of the Company referred to in Section 4.07 and (ii) the Projections.

(h)               Approvals. The Company shall have delivered to the Administrative Agent a certificate certifying that all governmental and third party approvals necessary in connection with the Transactions, the continuing operations of Holdings and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby.

(i)               KYC Information. (i) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information with respect to the Borrowers and the Subsidiary Guarantors that shall have been reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date that the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)               Collateral. The Administrative Agent shall be satisfied with the valid perfected first priority security interest in favor of Administrative Agent, for the benefit of Secured Parties, in the Collateral.

(k)               Costs and Expenses. All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees and disbursements of counsel, as to which invoices have been provided to the Company at least two Business Days prior to the Closing Date, shall have been paid or reimbursed.

(l)                Fees. All fees payable pursuant to the Commitment Letter or the Fee Letter, in each case dated as of May 7, 2021 by and among the Company and JPMCB, including the upfront fees (as detailed in the Fee Letter), shall have been paid by the Borrowers to each Lender.

(m)              Borrowing Request. The Administrative Agent shall have received a Borrowing Request and/or notice of issuance of Letter of Credit relating to the initial credit extensions hereunder.

SECTION 5.02    Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lenders to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver pursuant to Section 10.02) of the following conditions:

(a)               the representations and warranties set forth in Article IV and in each of the other Loan Documents, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(b)               at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing, each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in clauses (a) and (b) of the immediately preceding sentence.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired, been terminated, backstopped or cash collateralized in a manner consistent with the requirements in Section 2.07(k) and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:

SECTION 6.01    Financial Statements and Other Reports. Holdings will deliver to Administrative Agent for each Lender:

(a)               Quarterly Financial Statements. Within two Business Days after the date on which Holdings files or is required to file its Form 10-Q under the Exchange Act (but without giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule) or otherwise) (or, if Holdings is not required to file a Form 10-Q under the Exchange Act, within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year), commencing with the Fiscal Quarter ending June 30, 2021, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all prepared in accordance with GAAP and in reasonable detail and certified by the chief financial officer, senior vice president-finance, treasurer or controller of the Company or Holdings that they fairly present, in all material respects, the consolidated financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (ii) a narrative report describing the financial condition and results of operations of Holdings and its Subsidiaries for such Fiscal Quarter in form and substance reasonably satisfactory to Administrative Agent; provided, that Holdings’ obligations under this Section 6.01(a) shall be deemed satisfied upon the filing by Holdings of its Form 10-Q under the Exchange Act;

(b)               Annual Financial Statements. Within two Business Days after the date on which Holdings files or is required to file its Form 10-K under the Exchange Act (but without giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule) or otherwise) (or, if Holdings is not required to file a Form 10-K under the Exchange Act, within 100 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2021, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholder’s equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all prepared in accordance with GAAP and in reasonable detail and certified by the chief financial officer, senior vice president-finance, treasurer or controller of the Company or Holdings that they fairly present, in all material respects, the consolidated financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) a narrative report describing the financial condition and results of operations of Holdings and its Subsidiaries in form and substance reasonably satisfactory to Administrative Agent; (iii) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Loan Documents, and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default or otherwise with respect to accounting matters has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that Holdings’ obligations under this Section 6.01(b) shall be deemed satisfied upon the filing by Holdings of its Form 10-K under the Exchange Act;

(c)               Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 6.01(a) and 6.01(b), a duly executed and completed Compliance Certificate;

(d)               Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements referred to in Section 5.07, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 6.01(a) or 6.01(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(e)               Notice of Default, etc. Promptly upon, and in any event within five days after, any officer of Holdings or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or any of its Subsidiaries with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any claimed default or event or condition of the type referred to in ~~Section 8.01~~clause (b) of Article VIII; or (iii) of the occurrence of any event or change that has caused or evidences or would reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect; a certificate of its Responsible Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

(f)               Notice of Litigation. Promptly upon, and in any event within five days after, any officer of Holdings or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by the Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or any of its Subsidiaries to enable Lenders and their counsel to evaluate such matters;

(g)               ERISA. (i) Promptly upon and in any event within five days of becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon Administrative Agent’s request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h)               Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated and consolidating statements of income and consolidated statement of cash flows of Holdings and its Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based;

(i)               Insurance Report. As soon as practicable and in any event by the last day of each calendar year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding calendar year;

(j)               Accountants’ Reports. Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Holdings or the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(k)               Notices of Amendments to Floor Plan Facilities. Promptly upon entry into any material amendment to any Floor Planning Facility, the Company shall provide notice to the Administrative Agent of such material amendment to such Floor Planning Facility, together with a copy of such amendment;

(l)               Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(m)               Notices of Other Events. As soon as practicable, notice of (i) any material change in accounting or financial reporting practices by Holdings or any Subsidiary, or (ii) any change in the information provided in the Beneficial Ownership ~~Certificate~~Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(n)               Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to holders of its Indebtedness or to holders of its public equity securities or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries (including financial statements with respect to Holdings and its Subsidiaries) as from time to time may be reasonably requested by Administrative Agent or any Lender.

The Borrowers may fulfill the delivery requirements pursuant to Sections 6.01(a), (b) or (n) by filing with the Securities and Exchange Commission reports that contain information and financial statements that conform with the requirements of such Sections.

Each notice delivered pursuant to clause (e), (f), (g) or (m) this Section 6.01 (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 6.01 of the Douglas Dynamics LLC Credit Agreement dated June 9, 2021” and (iii) shall be accompanied by a statement of a Responsible Officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.02    Existence. Except as otherwise permitted under Section 7.09, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits material to the business of Holdings and its Subsidiaries (on a consolidated basis).

SECTION 6.03    Payment of Taxes and Claims. Each Loan Party will, and will cause each of its Subsidiaries to, pay all Taxes in an amount in excess of $50,000, imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable which, if unpaid, might become a Lien upon any of its properties or assets; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries)

SECTION 6.04    Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties owned by Holdings, the Company or its Subsidiaries or used or useful in the business of the Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof

SECTION 6.05    Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers having a financial strength rating of at least A- VII by A.M. Best Company, such commercial general liability insurance, business interruption insurance and property insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each commercial general liability insurance policy, name the Administrative Agent and the Lenders as an additional insured thereunder as its interests may appear, (ii) in the case of each property or business interruption insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee thereunder and (iii) provide for at least 30 days’ (or such shorter period as agreed by the Administrative Agent) prior written notice to Administrative Agent of any material modification or cancellation of such policy.

SECTION 6.06    Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender (and, in the case of any Lender, accompanied by Administrative Agent): (i) to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect the Collateral, or otherwise to inspect, copy and take extracts from its and their financial and accounting records (it being understood that, prior to the occurrence and continuance of an Event of Default, (x) any such inspection shall be limited to Administrative Agent and (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year) and (ii) to discuss its and their properties, assets, affairs, finances and accounts with its and their officers and independent public accountants (it being understood that, in the case of discussions or meetings with the independent public accountants, only if the Company has been given the opportunity to participate in such discussions or meetings), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

SECTION 6.07    Books and Records. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities.

SECTION 6.08    Compliance with Laws. Each Loan Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 6.09    Environmental Disclosure. (c)Each Loan Party will, and will cause each of its Subsidiaries to, deliver to Administrative Agent and Lenders:

(i)           as soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims; provided, however, that this Section 6.09(a)(i) shall not apply to communications covered by valid claims of attorney client privilege or to attorney work product generated by legal counsel to Holdings or any of its Subsidiaries;

(ii)           promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or any of its Subsidiaries’ discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)           as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications to or from any Governmental Authority or any Person bringing an Environmental Claim against Holdings or any of its Subsidiaries with respect to: (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any written request for information from any Governmental Authority stating such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity; and

(iv)           with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 6.09(a).

(b)           Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.10    Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of the Company, the Company shall (a) promptly, and in any event within 30 days (or such later time acceptable to the Administrative Agent), cause such Domestic Subsidiary to become a Subsidiary Guarantor hereunder and a Grantor under the Security Agreement by executing and delivering to Administrative Agent a Subsidiary Joinder Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all Perfection Deliverables and such documents, instruments, agreements, opinions and certificates as are similar to those described in Sections 5.01(b) and 5.01(c), and any other actions required by the Security Agreement. In the event that any Person becomes a Foreign Subsidiary of the Company, and the ownership interests of such Foreign Subsidiary are owned by the Company or by any Domestic Subsidiary thereof, the Company shall, or shall cause such Domestic Subsidiary to, promptly, and in any event within 30 days (or such later time acceptable to the Administrative Agent), deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 5.01(b), and the Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in clause (i) of the definition of “Perfection Deliverables” necessary to grant and to perfect a Lien in favor of Administrative Agent, for the benefit of Secured Parties, under the Security Agreement in 66% (or a greater percentage if the pledge of a greater percentage could not result in adverse tax consequences to the Company) of the voting equity interests and 100% of the non-voting equity interests (if any) of such Foreign Subsidiary. With respect to each such Subsidiary, the Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Company, and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of the Company; provided, such written notice upon Administrative Agent’s approval of the contents therein shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof. Notwithstanding anything to the contrary in this Section 6.10, the requirements of this Section 6.10 shall not apply to any property or Subsidiary created or acquired after the Closing Date, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein. The Administrative Agent is hereby authorized by the Lenders to enter into such amendments to the Security Documents as the Administrative Agent deems necessary to effectuate the provisions of this Section 6.10.

SECTION 6.11    Accuracy of Information. The Company will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this Section.

SECTION 6.12    Post-Closing. To the extent a grant of a security interest in any Collateral was not validly granted and/or perfected on the Closing Date, such security interest shall be validly granted and perfected no later 45 days following the Closing Date (or such later date as the Administrative Agent may agree).

SECTION 6.13    Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of the Company and its Subsidiaries (in each case subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries).

SECTION 6.14    ERISA. Neither Holdings, its Subsidiaries nor their respective ERISA Affiliates shall establish, maintain, contribute to, or become required to contribute to any Multiemployer Plan.

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, been terminated, backstopped or cash collateralized in a manner consistent with the requirements in Section 2.07(k) and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:

SECTION 7.01    Indebtedness. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)           the Obligations;

(b)           the Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiary Guarantors, and any wholly-owned Subsidiary Guarantor of the Company may become and remain liable with respect to Indebtedness to the Company or any other wholly-owned Subsidiary Guarantor of the Company; provided, (i) all such Indebtedness under this subclause (b) shall be (x) evidenced by promissory notes and all such notes shall be subject to a Lien pursuant to the Security Agreement and (y) unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (ii) any payment by any such Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Company or to any of its Subsidiaries for whose benefit such payment is made;

(c)           [reserved;]

(d)           Indebtedness of the Company and its Subsidiaries arising in respect of netting services or overdraft protections with deposit accounts; provided, that such Indebtedness is extinguished within three Business Days of its incurrence;

(e)           guaranties by the Company or Holdings of Indebtedness of a Subsidiary Guarantor or guaranties by a Subsidiary of the Company of Indebtedness of the Company or a Subsidiary Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.01;

(f)           Indebtedness of the Company and its Subsidiaries existing on the Closing Date and described in Schedule 7.01, but not any extensions, renewals, refinancings or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the Closing Date and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable (taken as a whole) to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended and, prior to the issuance thereof, the Administrative Agent shall have received a certificate of a Responsible Officer of the Company describing the terms of such refinancing or extension and certifying the requirements of this clause (f)(ii) have been satisfied; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced;

(g)           purchase money Indebtedness of the Company and its Subsidiaries and Capital Leases (other than in connection with sale-leaseback transactions) of the Company and its Subsidiaries, in each case incurred in the ordinary course of business to provide all or a portion of the purchase price or cost of construction of an asset or an improvement of an asset not constituting part of the Collateral; provided, that (A) such Indebtedness when incurred shall not exceed the purchase price or cost of improvement or construction of such asset, (B) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (C) such Indebtedness shall be secured only by the asset acquired, constructed or improved in connection with the incurrence of such Indebtedness and (D) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(h)           other Indebtedness of the Company and its Subsidiaries, which is unsecured, in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(i)           Indebtedness of the Company under any Hedging Agreement entered into in the ordinary course of business and not for speculative purposes;

(j)           [Reserved];

(k)           Additional secured or unsecured senior or subordinated Indebtedness of the Company or Holdings, the terms and conditions of which (i) shall provide for a maturity date no earlier than 180 days after the Latest Maturity Date hereunder and with no scheduled amortization or other scheduled payments of principal prior to such date, (ii) shall be no more restrictive (without taking into account fees or interest rates), taken as a whole, than those set forth in the Loan Documents as in effect at the time such Indebtedness is incurred, except that this clause (ii) shall not prohibit Holdings and its Subsidiaries from issuing high-yield senior unsecured notes or high-yield subordinated unsecured notes pursuant to indentures containing customary covenants for the issuance of high yield debt securities in a public offering at such time and (iii) shall otherwise be reasonably satisfactory to Administrative Agent; provided, that (A) after giving pro forma effect to the incurrence of such Indebtedness (and, if applicable, giving pro forma effect to any Subject Transaction), (1) the Leverage Ratio is less than 3.50 to 1.00 and (2) the Consolidated Interest Coverage Ratio is greater than or equal to 3.0 to 1.0 and (B) no Default or Event of Default has occurred or is continuing at the time of incurrence or would result from the incurrence of such Indebtedness and (C) prior to the incurrence thereof, the Administrative Agent shall have received a certificate of a Responsible Officer of the Company or Holdings, as applicable, describing the terms of such Indebtedness and certifying the requirements of this clause (k) have been satisfied; provided, further, that Indebtedness permitted pursuant to this clause (k) shall only be permitted if proceeds of such Indebtedness are used in connection with a Permitted Acquisition or incurred to refinance other Indebtedness incurred in connection with a Permitted Acquisition;

(l)           Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company following the Closing Date, which Indebtedness is in existence at the time such Person becomes a Subsidiary and is not created in connection with or in contemplation of such Person becoming a Subsidiary; provided that the aggregate principal amount of all such Indebtedness in the aggregate shall not exceed $10,000,000 at any time outstanding;

(m)           to the extent constituting Indebtedness, deferred compensation arrangements under which the aggregate outstanding obligations of the Company do not exceed the value of assets in any related trusts and the value of insurance policies intended to offset such obligations by more than $2,500,000 at any time;

(n)           Capital Leases of the Company entered into in connection with sale-leaseback transactions permitted by Section 7.03; provided, that (A) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (B) such Indebtedness shall be secured only by the facility which is the subject of such Capital Lease; and

(o)           Indebtedness of the Company or any other Loan Party in connection with Floor Planning Facilities, in an aggregate amount not to exceed $35,000,000.

SECTION 7.02    Liens. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings, the Company or any such Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)           Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)           Liens imposed by law for Taxes that are not yet required to be paid pursuant to Section 6.03;

(c)           statutory Liens of landlords, banks (and rights of set‑off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or under Sections 303(k) or 4068 of ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)           deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return‑of‑money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           easements, rights of way, restrictions, encroachments, minor defects or irregularities in title and other similar charges, in each case which do not and will not interfere in any material respect with the use or value of the property or asset to which it relates;

(f)           any interest or title of a lessor or sublessor under any operating or true lease of real estate entered into by the Company or its Subsidiaries in the ordinary course of its business covering only the assets so leased;

(g)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(h)           any attachment or judgment Lien not constituting an Event of Default under ~~Section 8.01~~clause (h) of Article VIII;

(i)           non-exclusive licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice and not interfering in any respect with the ordinary conduct of the business of the Company or such Subsidiary;

(j)           bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of the Company and its Subsidiaries;

(k)           Liens granted by the Company or its Subsidiaries existing on the Closing Date and described in Schedule 7.02; provided, that (A) no such Lien shall at any time be extended to encumber property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded, replaced or refinanced except as otherwise permitted by Section 7.01(f);

(l)           Liens securing (i) Indebtedness permitted pursuant to Section 7.01(g), provided, any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and (ii) Indebtedness permitted pursuant to Section 7.01(n), provided any such Lien shall encumber only the facility that is the subject of such Capital Lease;

(m)           Liens securing Indebtedness permitted under Section 7.01(l); provided that such Liens are of a type described in Section 7.02(l)(i) and are not created in contemplation of or in connection with such Person becoming a Subsidiary, such Liens will not apply to any other property of Holdings or any of its Subsidiaries, and such Liens will secure only those obligations secured by such Liens on the date such Person becomes a Subsidiary;

(n)           [reserved];

(o)           Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.01(k); provided, that (i) after giving pro forma effect to the incurrence of such Indebtedness (and, if applicable, giving pro forma effect to any Subject Transaction), the Secured Debt Ratio is less than 3.00 to 1.00 (it being understood that in determining the amount of unrestricted ~~Cash~~cash of the Company for purposes of calculating the Secured Debt Ratio, the proceeds of the ~~Additional~~Incremental Term Loans shall not be included), (ii) such Liens are subject to an intercreditor agreement on terms satisfactory to the Administrative Agent or are subject to other arrangements reasonably satisfactory to the Administrative Agent;

(p)           Liens on Floor Plan Collateral in connection with Floor Planning Facilities permitted by Section 7.01(o); and

(q)           other Liens securing Indebtedness in an aggregate amount not to exceed $100,000 in the aggregate.

SECTION 7.03    Sales and Leasebacks. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Holdings or any of its Subsidiaries) or (b) which Holdings or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided that the Company and its Subsidiaries may (i) become and remain liable as lessee, guarantor or other surety with respect to any such lease which is a Capital Lease permitted pursuant to Section 7.01(g), and (ii) so long as no Default or Event of Default has occurred or is continuing or shall be caused thereby, sale-leaseback transactions in respect of any manufacturing Facilities owned by the Company as of the Closing Date; provided, further, that (A) the material terms and conditions of such sale-leaseback transaction (including any Capital Lease in connection with such transaction) shall be reasonably satisfactory to the Administrative Agent, (B) Administrative Agent is granted a valid first priority Lien in the Company’s leasehold interest in connection with such transaction, (C) the lessor (or lenders under any Capital Lease) in connection with such transaction shall agree to provide Administrative Agent access to the Collateral located at such facility pursuant to an agreement reasonably satisfactory to Administrative Agent (the terms of which shall include subordination and non-disturbance provisions with respect to any such Collateral, and other terms as may be reasonably required by Administrative Agent) and (D) the amount of consideration payable to the Company or its Subsidiaries (and the aggregate principal amount of Indebtedness in respect of any Capital Leases) in any such transaction shall not exceed the fair market value of any such facility (determined in good faith by the board of directors of the Company (or similar governing body)), and shall not exceed $30,000,000 in the aggregate.

SECTION 7.04    No Further Negative Pledges. Except (i) pursuant to this Agreement, (ii) pursuant to the terms of Indebtedness permitted under Section 7.01(l), (iii) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Disposition, (iv) pursuant to customary non-assignment or no-subletting clauses in leases, licenses or contracts entered into in the ordinary course of business, which restrict only the assignment of such lease, license or contract, as applicable, or (v) in connection with purchase money financing or Capital Leases permitted under Section 7.01(g) or 7.01(n) (in each case, provided the prohibition applies only to the asset being acquired or constructed, or which is the subject of such Capital Lease), each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

SECTION 7.05    Restricted Payments. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that:

(a)           Subsidiaries of the Company may make Restricted Payments (i) to the Company or to any parent entity of such Subsidiary which is a wholly-owned Subsidiary Guarantor and (ii) on a pro rata basis to the equity holders of any other Subsidiary Guarantor;

(b)           (i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Company and its Subsidiaries may make prepayments and regularly scheduled payments of principal and interest in respect of any Indebtedness permitted under Section 7.01(b), (ii) the Company and its Subsidiaries may make scheduled payments and mandatory prepayments of principal, and regularly scheduled payments of interest in respect of and, so long as no Default or Event of Default shall have occurred and be continuing, voluntary repayments of, any Indebtedness permitted under Section 7.01(h), (iii) the Company and its Subsidiaries may make mandatory prepayments and regularly scheduled payments of principal and interest in respect of any Indebtedness permitted under Section 7.01(k) or 7.01(n), but only to the extent such payments are permitted by the terms, and subordination provisions (if any) applicable to, such Indebtedness, and (iv) the Company and its Subsidiaries may make payments in respect of guarantees permitted under Section 7.01(e) to the extent the Indebtedness guaranteed thereby is permitted to be paid under this Section 7.05 (in each case under the foregoing subclauses (i), (ii) and (iii) in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness as incurred);

(c)           the Company may make Restricted Payments to Holdings to the extent reasonably necessary to permit Holdings (in each case so long as Holdings applies the amount of any such Restricted Payment for such purpose within 30 days (or such later time acceptable to the Administrative Agent) of receipt of such amount) (i) to pay general administrative and corporate overhead costs and expenses (including expenses arising by virtue of Holdings’ status as a public company (including fees and expenses related to filings with the Securities and Exchange Commission, roadshow expenses, printing expenses and fees and expenses of attorneys and auditors)), (ii) to discharge the consolidated tax liabilities of Holdings and its Subsidiaries and (iii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, to allow Holdings to repurchase shares of, or options to purchase shares of, Capital Stock of Holdings from employees, officers or directors of Holdings, the Company or any Subsidiaries thereof in any aggregate amount not to exceed $1,000,000 in any calendar year or $5,000,000 in the aggregate since the Closing Date; provided, however, that the restrictions in this Section 7.05(c) shall not restrict the ability of Holdings to withhold shares of Capital Stock of Holdings otherwise issuable to employees, officers, or directors of Holdings, the Company, or any Subsidiary thereof for the purpose of covering tax liabilities of such employees, officers, or directors;

(d)           (i) the Company may make Restricted Payments to Holdings (so long as Holdings applies such payment to the payment of dividends or distributions to its shareholders (or any payment on account of any shares of any class of stock (or any other Capital Stock) of Holdings, the Company or any of their respective Subsidiaries, including, for the avoidance of doubt, the repurchase of any such shares) within 60 days of the receipt of such amount) in an aggregate amount not to exceed $10,000,000 in any Fiscal Quarter; provided that, notwithstanding the foregoing, any Restricted Payment under this Section 7.05(d)(i) may only be made so long as (x) no Default or Event of Default has occurred or is continuing or shall be caused thereby after giving effect to such Restricted Payment and (y) the Administrative Agent shall have received a certificate of the Company’s chief financial officer or treasurer certifying that the conditions set forth in this Section 7.05(d)(i) have been satisfied; and (ii) Holdings may make Restricted Payments in an amount equal to the actual amount of Restricted Payments made by the Company to Holdings pursuant to Section 7.05(d)(i) that have not previously been distributed by Holdings, so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby; provided, however, that notwithstanding anything to the contrary contained in this Section 7.05(d), this Section 7.05(d)(ii) shall not prohibit the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend was permitted under this Section 7.05(d)(ii) on the date of declaration;

(e)           so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby Holdings may make Restricted Payments as described in Section 7.05(c)(iii); and

(f)           unlimited Restricted Payments so long as, both prior to and immediately after giving effect to such Restricted Payment (x) no Default or Event of Default shall have occurred and be continuing and (y) the Leverage Ratio, determined on a ~~Pro Forma Basis~~pro forma basis, shall not exceed 2.75:1.00.

SECTION 7.06    Restrictions on Subsidiary Distributions. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Company or by any other Subsidiary of the Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Company or to any other Subsidiary of the Company, (c) make loans or advances to the Company or to any other Subsidiary of the Company, or (d) transfer any of its property or assets to the Company or to any other Subsidiary of the Company other than restrictions (i) existing under this Agreement, (ii) in agreements evidencing Indebtedness permitted by Sections 7.01(g) and 7.01(l) that impose restrictions on the property so acquired, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, ~~Joint Venture~~joint venture agreements and similar agreements entered into in the ordinary course of business, (iv) restrictions in agreements evidencing Indebtedness secured by Liens permitted by Section 7.02(m) that impose restrictions on the property securing such Indebtedness, (v) customary restrictions on assets that are the subject of an Asset Sale permitted by Section 7.09 or a Capital Lease permitted by Section 7.01(n) and (vi) in agreements evidencing Indebtedness permitted by Section 7.01(h) or 7.01(k), in each case, so long as such restrictions are not more restrictive, taken as a whole, than the restrictions set forth in this Agreement or are customary for the issuance of high yield debt securities in a public offering at such time.

SECTION 7.07    Investments. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any ~~Joint Venture~~joint venture, except:

(a)           Investments in Cash and Cash Equivalents;

(b)           Investments by Holdings in the Company or in Subsidiary Guarantors which are wholly-owned Subsidiaries of the Company;

(c)           Investments made by the Company or any of its Subsidiaries in Subsidiary Guarantors which are wholly-owned Subsidiaries of the Company;

(d)           Investments received by the Company or any of its Subsidiaries in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers or suppliers of such Person, in each case in the ordinary course of business;

(e)           accounts receivable arising, and trade credit granted, in the ordinary course of business of the Company and its Subsidiaries, and any Securities received by the Company or any of its Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)           intercompany loans to the extent permitted under Section 7.01(b);

(g)           Capital Expenditures by the Company or any of its Subsidiaries;

(h)           loans and advances by the Company or any of its Subsidiaries to employees of the Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(i)           Investments by the Company or any of its Subsidiaries made in connection with Permitted Acquisitions permitted pursuant to Section 7.09(d);

(j)           Investments by the Company or any of its Subsidiaries constituting ~~non-Cash~~non-cash consideration received by the Company and its Subsidiaries in connection with permitted Asset Sales pursuant to subsection 7.09(c);

(k)           the Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date and described in Schedule 7.07;

(l)           other Investments by the Company or any of its Subsidiaries in an aggregate amount not to exceed at any time outstanding $15,000,000, if no Default or Event of Default has occurred or is continuing or would result therefrom;

(m)           Investments by Holdings and the Company in rabbi trusts intended to offset deferred compensation arrangements; and

(n)           unlimited Investments so long as, both prior to and immediately after giving effect to such Investment (x) no Default or Event of Default shall have occurred and be continuing and (y) the Leverage Ratio, determined on a Pro Forma Basis, shall not exceed 2.75:1.00.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 7.05.

SECTION 7.08    Hedging Agreements. Each of Holdings and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of ~~Equity Interests of~~equity interests of Holdings, the Company or any of their Subsidiaries), and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 7.09    Fundamental Changes; Asset Dispositions; Acquisitions. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction of merger or consolidation, or liquidate, wind‑up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub‑lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise the business, or all or substantially all of the property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)           any Subsidiary of Holdings may be merged with or into the Company or with or into any wholly-owned Subsidiary Guarantor of the Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary Guarantor of the Company; provided, in the case of such a merger, the Company or such wholly-owned Subsidiary Guarantor of the Company, as applicable shall be the continuing or surviving Person;

(b)           sales or other dispositions of assets that do not constitute Asset Sales;

(c)           Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non‑~~Cash~~cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non‑~~Cash~~cash proceeds) (i) do not exceed $5,000,000 in the aggregate in any calendar year and (ii) when aggregated with the proceeds of all other Asset Sales, do not exceed $15,000,000 in the aggregate from the Closing Date to the date of determination; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (and in respect of a transaction of greater than $2,500,000, as determined in good faith by the board of directors of the Company (or similar governing body)) and (2) no less than 80% thereof shall be paid in ~~Cash~~cash;

(d)           Permitted Acquisitions if no Default or Event of Default has occurred and is continuing and (i) the consideration for which consists solely of common Capital Stock of Holdings, (ii) the aggregate consideration paid does not exceed $50,000,000 in the aggregate in any calendar year or (iii) before and after giving effect to any such Permitted Acquisition, the Company is in compliance with Section 7.18;

(e)           Investments made in accordance with Section 7.07; and

(f)           sale and leaseback transactions permitted pursuant to Section 7.03.

SECTION 7.10    Disposal of Subsidiary Interests. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to (a) directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law or (b) permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except (i) the Company may issue Capital Stock to Holdings, (ii) Subsidiaries may issue Capital Stock to the Company or to a Subsidiary Guarantor of the Company (subject to the restrictions on such disposition otherwise imposed under Section 7.09) or to qualify directors if required by applicable law and (iii) the Company or any Subsidiary may sell or otherwise dispose of the Capital Stock of its Subsidiaries in an Asset Sale permitted by Section 7.09.

SECTION 7.11    Fiscal Year. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year-end from December 31; provided, that the Fiscal Year-end of Holdings and its Subsidiaries may be changed to the end of any Fiscal Quarter with the prior written consent of, and following receipt of any information requested by, Administrative Agent (including reconciliation statements for the immediately preceding three years described in Section 6.01(d)).

SECTION 7.12    Transactions with Shareholders and Affiliates. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the making of any loan) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction expressly permitted under this Agreement; (b) reasonable and customary fees paid to, and customary indemnification of, members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 7.12; and (e) any transaction between Loan Parties.

SECTION 7.13    Conduct of Business. From and after the Closing Date, each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Required Lenders.

SECTION 7.14    Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness other than the Indebtedness under the Loan Documents and any Indebtedness to the extent permitted by Section 7.01 of this Agreement; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Security Documents to which it is a party; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of the Company; (ii) performing its obligations and activities incidental thereto under the Loan Documents; (iii) making Restricted Payments to the extent permitted by Section 7.05 of this Agreement; (iv) making Investments to the extent permitted by Section 7.07 of this Agreement; (v) issuances of its Capital Stock; (vi) conducting activities arising by virtue of its status as a public company, including without limitation, compliance with its reporting obligations and other requirements applicable to public companies; and (vii) retaining ~~Cash~~cash in a deposit account in the amount of any Restricted Payments received from the Company pursuant to Section 7.05(d)(i); (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

SECTION 7.15    Amendments or Waivers of Certain Agreements. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, terminate or agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its rights under any Organizational Document, or make any payment consistent with an amendment thereof or change thereto (which amendment or other modification, in the case of (i) an Organizational Document, is adverse in any material respect to the rights or interests of the Lenders. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness permitted to be incurred under Section 7.01 which is subordinated to the Obligations, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on or fees in respect of such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Holdings or the Company, any of their Subsidiaries, or Lenders.

SECTION 7.16    Limitation on Payments Relating to Other Debt. Each of Holdings and the Company shall not, and shall not permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, make or offer to make, any voluntary prepayment, repurchase or redemption of, or otherwise defease, the Indebtedness permitted to be incurred under Section 7.01(k) (such Indebtedness, “Other Debt”), or segregate funds for any such voluntary prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating Holdings, the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of Other Debt, other than any prepayment, repurchase or redemption of Other Debt pursuant to a Permitted Refinancing thereof.

SECTION 7.17    Use of Proceeds and Letters of Credit. The Borrowers will not request any Loans or Letter of Credit, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7.18    Financial Covenants.

(a)    ~~(p)~~     Leverage Ratio. Commencing with the Reference Period ending June 30, 2021, the Company shall not permit the Leverage Ratio as of the last day of any Reference Period to exceed 3.50 to 1.00 (the “Applicable Covenant Level”); provided, that, at the election of the Borrower prior to the consummation of a Material Permitted Acquisition, the Applicable Covenant Level shall be 4.00 to 1.00 for each of the succeeding four Fiscal Quarters (the “Financial Covenant Increase Period”) following such Material Permitted Acquisition (including the fiscal quarter in which such Material Permitted Acquisition was consummated); provided further (x) there shall be no more than two such elections prior to the Term Loan Maturity Date and (y) at least two full Fiscal Quarters shall have elapsed after the end of the first Financial Covenant Increase Period before the Borrower is able to make a subsequent election.

(b)    ~~(q)~~     Consolidated Interest Coverage Ratio. Commencing with the Reference Period ending June 30, 2021, the Company will not permit the Consolidated Interest Coverage Ratio as of the last day of any Reference Period to be less than 3.00 to 1.00.

ARTICLE VIII

EVENTS OF DEFAULT

If any one or more of the following conditions or events (“Events of Default”) shall occur:

(a)           Failure to Make Payments When Due. Failure by the Company to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (ii) any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit, any interest on any Loan, or any fee or any other amount due hereunder within five days after the date due; or

(b)           Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a)) in an aggregate principal amount of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (1) one or more items of such Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, or any other event or circumstance shall occur, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default or event or circumstance is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or to require an offer to purchase or redeem such Indebtedness be made (other than any due on sale provision with respect to any Indebtedness permitted to be repaid hereunder and which is so repaid in full); or

(c)           Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Sections 2.11, 2.12, 4.25, 6.01(e), 6.01(f), 6.02(i), 6.14 or Article VII; or

(d)           Breach of Representations, etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)           Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other clause of this Article VIII, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by the Company of notice from Administrative Agent or any Lender of such default; or

(f)           Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this clause (g) or in clause (f) above; or

(h)           Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $25,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)           Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party; or

(j)           Employee Benefit Plans. (i) There shall occur one or more ERISA Events or (ii) there shall exists any fact or circumstance that results or reasonably could be expected to result in the imposition of a Lien or security interest with respect to any Employee Benefit Plan under Section 430(k) of the Code or under Sections 303(k) or 4068 of ERISA, in either case involving or that might reasonably be expected to involve in the aggregate at any time an amount in excess of $25,000,000; or

(k)           Change of Control. A Change of Control shall occur; or

(l)           Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations or upon the release of such Guaranty with respect to a Subsidiary of the Company in connection with an Asset Sale permitted hereby, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in clause (f) or (g) above, automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, upon notice to the Company by Administrative Agent (which notice may be given by the Administrative Agent in its discretion and shall be given by Administrative Agent upon the request of the Required Lenders), (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; and (C) Administrative Agent may enforce any and all Liens and security interests created pursuant to Security Documents; and (D) Administrative Agent shall direct the Company to pay (and the Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in clauses (f) and (g) above to pay) to Administrative Agent such additional amounts of cash, to be held as security for the Company’s reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the LC Exposure at such time.

ARTICLE IX

THE ADMINISTRATIVE AGENT

SECTION 9.01    Authorization and Action.

(a)    ~~(a)~~     Each Lender and each Issuing Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)    ~~(b)~~     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)    ~~(c)~~     In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)    ~~(i)~~     the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)    ~~(ii)~~     nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)    ~~(d)~~     The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)    ~~(e)~~     None of any Syndication Agent, any Co-Documentation Agent or any Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)    ~~(f)~~     In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    ~~(i)~~ to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.18 and 10.03) allowed in such judicial proceeding; and

(ii)    ~~(ii)~~ to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

(g)    ~~(g)~~     The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 9.02    Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a)    ~~(a)~~     Neither the Administrative Agent nor any of its Related Parties shall be (1) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)    ~~(b)~~     The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 6.01 unless and until written notice thereof stating that it is a “notice under Section 6.01” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by Holdings or the Company, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by Holdings or the Company, a Lender or an Issuing Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c)    ~~(c)~~     Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with 10.04(b), (ii) may rely on the Register to the extent set forth in Section 10.04(b), (iii) may consult with legal counsel (including counsel to the Loan Parties), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Lender and shall not be responsible to any Lender or Issuing Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 9.03    Posting of Communications.

(a)    ~~(a)~~     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    ~~(b)~~     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and the Loan Parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Loan Parties hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)    ~~(c)~~     THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)    ~~(d)~~     Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)    ~~(e)~~     Each of the Lenders, each of the Issuing Lenders and the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)    ~~(f)~~     Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.04    The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Lender, as the case may be. The terms “Issuing Lenders”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Loan Parties, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Lenders.

SECTION 9.05    Successor Administrative Agent.

(a)    ~~(a)~~     The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Lenders and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)    ~~(b)~~     Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Lenders and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 9.06    Acknowledgements of Lenders and Issuing Lenders.

(a)    ~~(a)~~     Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)    ~~(b)~~     Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

(c)    ~~(c)~~

(i)    ~~(i)~~     Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Lender under this Section 9.06(c) shall be conclusive, absent manifest error.

(ii)    ~~(ii)~~     Each Lender and each Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and each Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)    ~~(iii)~~     The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)    ~~(iv)~~     Each party’s obligations under this Section 9.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 9.07    Collateral Matters.

(a)    ~~(a)~~     Except with respect to the exercise of setoff rights in accordance with Section 10.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)    ~~(b)~~     In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Obligations the obligations under which constitute Secured Obligations and no Hedging Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Obligations or Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)    ~~(c)~~     Each Lender authorizes and directs the Administrative Agent to enter into the Security Documents and any intercreditor agreement contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any intercreditor agreement. Each Lender hereby agrees, and each holder of any note executed and delivered pursuant to Section 2.11(e) and each other Secured Party by the acceptance thereof will be deemed to agree that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d)    ~~(d)~~     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.02) to take any action requested by the Borrowers having the effect of releasing any Collateral, Guaranteed Obligations or subordinating any Lien in favor of the Administrative Agent in order to comply with any permitted restriction in connection with a Lien permitted under Section 7.02 (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02 or (ii) under the circumstances in clause (c) below. The Lenders hereby confirm the Administrative Agent’s authority to release or subordinate its Lien on particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section and the terms of the Guaranty. In each case as specified in this Section, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the subordination of such Lien, release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section and subject to receipt by the Administrative Agent of a certification of the Borrower as to such release or subordination being permitted pursuant to the terms of this Agreement or any other Loan Document (and the Administrative Agent may rely conclusively on such certification without further inquiry); provided that (x) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Guaranteed Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary Guarantor in respect of) all interests retained by the Borrowers or any Subsidiary Guarantor, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by either the Administrative Agent. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

(e)    ~~(e)~~     At such time as the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized in a manner consistent with the requirements in Section 2.07(k) and all LC Disbursements shall have been reimbursed and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Hedging Agreements, Cash Management Obligations or contingent indemnification obligations as to which no claim has been asserted) shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents, the Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents and the Guaranty shall terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.08    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (1) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (2) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (3) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02), (4) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (5) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.09    Certain ERISA Matters.

(a)    ~~(a)~~     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    ~~(i)~~     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    ~~(ii)~~     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    ~~(iii)~~     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    ~~(iv)~~     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    ~~(b)~~     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Joint Lead Arranger, the Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)    ~~(c)~~     The Administrative Agent, each Joint Lead Arranger, the Syndication Agent and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01    Notices.

(a)               Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) if to any Loan Party, the Administrative Agent, or any Issuing Lender or any Swingline Lender, as set forth in Schedule 10.01; and (ii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) of this Section, shall be effective as provided in paragraph (b) of this Section.

(b)             Electronic Communications. Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company, on behalf of the Loan Parties, may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)              Change of Address, Etc. Any party hereto may change its address, electronic mail address, telephone number or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02    Waivers; Amendments.

(a)               No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b)               Amendments. Subject to Section 2.15(b), (c) and (d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders (or, in the case of any such waiver, amendment or modification relating to Letters of Credit, the Required Revolving Credit Lenders) or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders (or the Required Revolving Credit Lenders, as applicable) (except that in the case of an amendment, consent or waiver to cure any manifest ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, such amendment, consent or waiver shall be effective if it is in writing and signed by the Administrative Agent and the Borrowers and is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof); provided that no such agreement shall:

(i)                increase the Commitment of any Lender without the written consent of each Lender directly adversely affected thereby;

(ii)                reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly adversely affected thereby;

(iii)               postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly adversely affected thereby;

(iv)               change Section 2.19(b), (c) or (d) or Section 5.09 of the Security Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or other Secured Party affected thereby;

(v)                change the payment waterfall provisions of Section 2.21(b) or the last paragraph of Article VIII (or any other provision of any Loan Document that would have the effect of changing such provisions) without the consent of each Lender;

(vi)               change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby; or

(vii)               release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Article III or release or subordinate the Liens on all or substantially all of the Collateral, except to the extent otherwise permitted hereunder and under the other Loan Documents, in each case without the written consent of each Lender;

and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or Swingline Lenders, as the case may be.

Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents.

SECTION 10.03    Expenses; Indemnity; Limitation of Liability.

(a)               Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Joint Bookrunners and the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent, the Joint Bookrunners and the Joint Lead Arrangers (limited to a single outside counsel and, to the extent necessary, one law firm acting as special outside counsel in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit, (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the reasonable fees, disbursements and other charges of any counsel for the Administrative Agent, any Issuing Lender or any Lender (limited to one external counsel and, to the extent necessary, one law firm acting as special outside counsel in each relevant jurisdiction and, solely in the event of an actual or perceived conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.

(b)               Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all Liabilities and related costs, expenses and disbursements, including the reasonable fees, charges and disbursements of any counsel (limited to a single outside counsel to such Indemnitees, taken as a whole, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, solely in the event of an actual or perceived conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), to each group of similarly situated affected Indemnitees taken as a whole) for any Indemnitee, incurred by or asserted against any Indemnitee or to which any Indemnitee may become subject, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings, any Borrower or any of their Subsidiaries, or any Environmental Claim related in any way to Holdings, any Borrower or any of their Subsidiaries, (iv) any act or omission of the Administrative Agent in connection with the administration of this Agreement or any agreement or instrument contemplated hereby, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether brought by Holdings, any Borrower, any of their Affiliates or equity holders or any other party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses resulted from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties as determined by a court of competent jurisdiction by final and nonappealable judgment, (y) a material breach by such Indemnitee or any of its Related Parties of its obligations under this Agreement or any other Loan Document determined by a court of competent jurisdiction by final and nonappealable judgment.

(c)               Reimbursement by Lenders. To the extent that the Borrowers fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Lender or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such.

(d)               Limitation of Liability. To the extent permitted by applicable law, neither the Borrowers, the Administrative Agent, any Loan Party, any Issuing Lender or any Lender shall assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Issuing Lender, any Lender, any Syndication Agent, any Co-Documentation Agent and any Related Party of any of the foregoing Persons (each such Person being called an “Lender-Related Person”) for any Liabilities, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall limit the obligations of the Borrowers and each Loan Party to indemnify an Indemnitee against special, indirect, consequential or punitive damages to the extent required under Section 10.03(b).

(e)               Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f)               For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes resulting from any non-Tax claim, shall be covered by Section 2.18 and shall not be covered by this Section 10.03.

SECTION 10.04    Successors and Assigns; Participations.

(a)               Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Assignments by Lenders.

(i)               Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, other than a natural person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)               the Borrowers; provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person (other than a natural person); provided further, that the Borrowers shall be deemed to have consented to any such assignment unless the Borrowers shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)               the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)               (in the case of assignments of the Revolving Credit Commitment and Revolving Credit Loans) each Issuing Lender, unless such assignment is to another Revolving Credit Lender, in which case such consent is not required; and

(D)               Each Swingline Lender; provided that no consent of the Swingline Lenders shall be required for an assignment of all or any portion of a Term Loan.

(ii)               Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, (1) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, or, in the case of an assignment of Term Loans and Incremental Term Loans, $1,000,000, unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)               (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for any assignment to an assignee that is not a Lender or an Affiliate of a Lender (provided that the Administrative Agent may, in its sole discretion, elect to reduce or waive such processing and recordation fee in the case of any assignment) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(D)               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)               Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)               Maintenance of Register. The Administrative Agent, acting for this purpose solely as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and by any Issuing Lender and any Lender with respect to Loans and other Obligations which are held by such Issuing Lender or Lender only, at any reasonable time and from time to time upon reasonable prior notice.

(v)               Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)               Participations.

(i)               Participations Generally. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (other than to a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations of such Sections, including the requirement to provide the forms and certificates pursuant to Section 2.18(e) (it being understood that the documentation required under Section 2.18(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, LC Disbursements or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, LC Disbursements or other obligations under this Agreement), except to the extent that such disclosure is necessary to establish that such Loan, LC Disbursement or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrowers and the Lenders expressly acknowledge that the Administrative Agent (in its capacity as such or as a Joint Bookrunner, Joint Lead Arranger or other agent hereunder) shall not have any obligation to monitor whether participations are made to natural persons and none of the Borrowers or the Lenders will bring any claim to such effect.

(ii)             Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrowers’ prior written consent (such consent not to be unreasonably withheld, it being understood that the Borrowers may withhold its consent if such participation could be reasonably expected to result in any increase in the Borrowers’ payment obligations under Section 2.16 or 2.18) or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.18 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.18(e) as though it were a Lender.

(d)             Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)               No Assignments to Certain Persons. Notwithstanding anything herein to the contrary, no assignment made and no participations sold pursuant to this Section 10.04 shall be made or sold, as applicable, to (i) any Loan Party or any Loan Party’s Affiliates or Subsidiaries or (ii) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

SECTION 10.05    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06    Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding the foregoing, no amounts received from any Loan Party shall be applied to any Excluded Hedging Obligations of such Loan Party.

SECTION 10.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)               Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)               Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)               Waiver of Venue. Each Person party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12    Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) solely in connection with the Loan Documents and the transactions contemplated thereby, to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, independent auditors, legal counsel and other experts and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) pursuant to the order of any court or administrative agency or in any legal, administrative or judicial proceeding where, in the reasonable judgment of the Administrative Agent or the applicable Issuing Lender or Lender, as applicable, disclosure is required by law or regulations (in which case, to the extent practicable and not prohibited by applicable law and other than with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examinations or regulatory authority, such Person shall notify you promptly thereof prior to such disclosure), (c) upon the request or demand of any governmental or other regulatory authority having jurisdiction over the Administrative Agent or any Issuing Lender or Lender or any of their respective Affiliates (in which case, to the extent practicable and not prohibited by applicable law and other than with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examinations or regulatory authority, such Person shall notify you promptly thereof prior to such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its Subsidiaries and their respective obligations, (g) with the consent of the Borrowers (not to be unreasonably withheld or delayed), to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than a Loan Party or (z) was already in the possession of the ~~Administration~~Administrative Agent, any Issuing Lender or any Lender or any of their respective Affiliates or is independently developed by any such Person, (i) for purposes of establishing a “due diligence” defense, and (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Borrowers and its Subsidiaries and their business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by a Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from any Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding any other provision of this Agreement or any other Loan Document, the provisions of this paragraph shall survive with respect to the Administrative Agent and each Lender and Issuing Lender until the earlier to occur of (i) the second anniversary of such Person ceasing to be a party to this Agreement or (ii) the Latest Maturity Date.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL PARTIES HERETO HEREBY ACKNOWLEDGE AND AGREE THAT THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, any Joint Bookrunner or Joint Lead Arranger (collectively, the “Agent Parties”) or any of their respective Related Parties or the Loan Parties or their Subsidiaries have any liability to (as applicable) the Borrowers, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service or through the Internet, Intralinks or other similar electronic information transmission system, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment of a court to have resulted from the gross negligence or willful misconduct of such Agent Party or the Borrowers, as applicable; provided, however, that in no event shall any Agent Party or any of their respective Related Parties or the Borrowers have any liability to (as applicable) the Loan Parties or their Subsidiaries, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) in connection with the foregoing.

SECTION 10.13    USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) (including the Beneficial Ownership Regulation), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrower in accordance with said Act, and the Borrowers agree to provide any such information reasonably so requested.

SECTION 10.14    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their Affiliates, on the one hand, and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each of the Lenders each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Loan Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) no Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the any Lender has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and no Lender has any obligation to any Loan Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Loan Party agrees that it will not assert any claim against any Lender based on an alleged breach of fiduciary duty by such Lender in connection with this Agreement and the Transactions contemplated hereby.

SECTION 10.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)               a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.16    Acknowledgement Regarding any Supported QFCs.

(a)           To the extent that the Loan Documents provide support, through a guarantee or otherwise, for ~~Swap~~Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States of America or any other state of the United States of America); and

(b)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States of America or a state of the United States of America. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of America or a state of the United States of America. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages ~~follow~~intentionally omitted]